UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Circuit City Stores, Inc.

(Name of Registrant as Specified In Its Charter)

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Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

www.circuitcity.com

http://investor.circuitcity.com

Notice of Annual Meeting of Shareholders

TO THE HOLDERS OF CIRCUIT CITY STORES, INC. COMMON STOCK:

The annual meeting of shareholders of Circuit City Stores, Inc. will be held at The Jepson Alumni Center at The University of Richmond, 49 Crenshaw Way, Richmond, Virginia, on Tuesday, June 21, 2005, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four directors to a three-year term;

2.	To approve the Amended and Restated Circuit City Stores, Inc. 2003 Stock Incentive Plan;

3.	To approve the InterTAN Canada, Ltd. Stock Purchase Program;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006; and

5.	To transact such other business as may properly come before the meeting and any adjournments of the meeting.

If you were a shareholder of record at the close of business on April 25, 2005, then you are entitled to vote at our annual meeting and any adjournments of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote your proxy as soon as possible. You are cordially invited to attend the meeting.

By Order of the Board of Directors

ALICE G. GIVENS, Assistant Secretary

May 13, 2005

PROXY STATEMENT

This proxy statement, mailed to holders of our common stock on or about May 13, 2005, is furnished in connection with the solicitation by the Board of Directors of Circuit City Stores, Inc. of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 21, 2005, and at any adjournments of the meeting. A copy of the annual report on Form 10-K of the Company for the fiscal year ended February 28, 2005, has been mailed to you with this proxy statement.

GENERAL INFORMATION

Record Date and Voting Rights

On April 25, 2005, the record date for determining shareholders entitled to vote at the annual meeting, 187,303,920 shares of common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles the holder to one vote.

Quorum

A majority of the total votes entitled to be cast on matters to be considered at the annual meeting constitutes a quorum. At the annual meeting, inspectors of election will determine the presence of a quorum and tabulate the results of voting by shareholders. If a share is represented for any purpose at the annual meeting, whether in person or by proxy, it is deemed to be present for quorum purposes. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present or represented at the annual meeting. Broker Shares that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present at the meeting.

Votes Required for Approval

In the election of directors, the four nominees receiving the greatest number of votes cast will be elected. Votes that are withheld and Broker Shares that are not voted in the election of directors will have no effect on the election of directors. The proposals to approve the Amended and Restated Circuit City Stores, Inc. 2003 Stock Incentive Plan and to approve the InterTAN Canada, Ltd. Stock Purchase Program will be approved under Virginia law and the rules of the New York Stock Exchange if (1) approved by a majority of the votes cast on the matter, and (2) the total number of votes cast on the matter is a majority of the total votes entitled to be cast on the matter. The appointment of KPMG LLP as the Company’s independent registered public accounting firm will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted will not be considered cast either for or against a matter.

Voting of Shares Held in the Employee Stock Purchase Plan

Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan will receive a form to provide voting instructions to Computershare Trust Co., Inc. for the shares of common stock held on each participant’s behalf by Computershare, as service provider for the plan. The share amounts on the form will include the shares in your plan account. If you also own shares as a record holder, then the form will allow you to vote those shares by proxy. Voting instructions should be returned, properly executed, in the envelope provided. Participants in the Employee Stock Purchase Plan may also provide voting instructions by telephone or Internet, as described on the proxy card mailed with this proxy statement. Computershare will vote in accordance with your instructions. If you do not return voting instructions or an executed proxy, Computershare will not vote the shares held in your plan account.

Solicitation of Proxies

In addition to the solicitation of proxies by mail, the Company’s officers and regular employees, without compensation other than their regular compensation, may solicit proxies by telephone, electronic means and personal interview. The Company also has retained Morrow & Co., Inc. of New York, New York, at an approximate cost of $7,500 plus out-of-pocket expenses, to assist in the solicitation of proxies of shareholders whose shares are held in “street name” by brokers, banks and other institutions. The Company will bear the cost of all solicitation of proxies.

Voting Proxies

You may vote your proxy by telephone, by Internet or by marking, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Instructions for voting your proxy by telephone or Internet are included on the proxy card mailed to you with this proxy statement. A valid proxy, if not revoked, will be voted

•	FOR the election of the nominees for director named in this proxy statement;

•	FOR approval of the Amended and Restated Circuit City Stores, Inc. 2003 Stock Incentive Plan;

•	FOR approval of the InterTAN Canada, Ltd. Stock Purchase Program; and

•	FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006 unless you give specific instructions to the contrary, in which event it will be voted in accordance with those instructions. If your shares are held in “street name” by your broker, do not follow the above instructions. Instead, follow the separate instructions provided by your broker.

Revocation of Proxies

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before it is voted at the annual meeting by

•	completing and mailing to us a proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Circuit City Stores, Inc. at 9950 Mayland Drive, Richmond, Virginia 23233; or

•	appearing in person and voting at the annual meeting.

If your shares are held in “street name” by your broker, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker.

To vote in person at the annual meeting, shareholders of record must attend the meeting and cast their votes in accordance with the voting provisions established for the annual meeting. Attendance at the annual meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your broker holds your shares and you want to attend and vote your shares at the annual meeting, please take to the annual meeting a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

ITEM ONE—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes with staggered three-year terms. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Carolyn H. Byrd, Alan Kane and J. Patrick Spainhour, whose terms as directors of the Company will expire at the 2005 annual meeting, for re-election to the Board. In addition, the Board, upon the recommendation of the Nominating and Governance Committee, has nominated Ursula O. Fairbairn for election to the Board. E. V. Goings, whose term as a director expires at the 2005 annual meeting, decided not to stand for re-election to allow himself to devote more time to other business obligations.

Korn/Ferry International was engaged to assist the Nominating and Governance Committee of the Board of Directors to identify, evaluate and recruit candidates for the Board. Ms. Fairbairn was recommended as a director candidate by Korn/Ferry. She also sits on other boards with Mr. McCollough, Mr. Hardymon and Ms. Feigin.

Although all nominees have indicated their willingness to serve if elected, if at the time of the annual meeting any nominee is unable to or unwilling to serve as a director of Circuit City Stores, Inc., shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

Information about the nominees for election as directors and the other directors of the Company whose terms of office do not expire this year appears below.

Nominees for Election to a Three-Year Term

CAROLYN H. BYRD, 56, Chairman and Chief Executive Officer of GlobalTech Financial, LLC, a financial services company, since May 2000. She was President of Coca-Cola Financial Corporation from 1997 to May 2000. She is a director of Rare Hospitality International, Inc.; AFC Enterprises, Inc.; and the St. Paul Travelers Companies, Inc. She has been a director of the Company since 2001.

URSULA O. FAIRBAIRN, 62, President and Chief Executive Officer of Fairbairn Group LLC, specializing in human resources and executive management services, since April 2005. She served as Executive Vice President of Human Resources and Quality of American Express Company, a diversified global travel and financial services company, from 1996 until her retirement in April 2005. Prior to joining American Express, she was Senior Vice President of Human Resources at Union Pacific Corporation, from 1990 to 1996 and prior to that, held numerous marketing and human resources positions at IBM Corporation. She is a director of Air Products and Chemicals, Inc., VF Corporation and Sunoco, Inc.

ALAN KANE, 63, Professor of Retailing at the Columbia University Graduate School of Business since 1997. Before joining the faculty at Columbia, Mr. Kane spent 28 years in the retailing industry with Federated Department Stores, The May Company, Grossman’s Inc. and a privately held retailer. He is a director and Chairman of the Board of Bluefly, Inc. He has been a director of the Company since 2003.

J. PATRICK SPAINHOUR, 55, Chairman and Chief Executive Officer of Ann Taylor Stores Corporation, a specialty retailer of women’s apparel, shoes and accessories. Mr. Spainhour joined Ann Taylor in 1996 as President and Chief Operating Officer and assumed the role of Chairman and Chief Executive Officer later that same year. Mr. Spainhour will be retiring as Chairman and Chief Executive of Ann Taylor, effective September 30, 2005. He has been a director of the Company since June 2004.

Directors Whose Terms Do Not Expire This Year

RONALD M. BRILL, 61, Private Investor. Mr. Brill served as Executive Vice President and Chief Administrative Officer of The Home Depot, Inc., a home improvement retailer, from 1995 until 2000 and as a director of the same company from 1987 until 2000. He has been a director of the Company since 2002. His present term will expire in 2006.

BARBARA S. FEIGIN, 67, consultant specializing in strategic marketing and branding since February 1999. She served as Executive Vice President, Worldwide Director of Strategic Services and a member of the Agency Policy Council of Grey Global Group, Inc. (formerly Grey Advertising, Inc.), the principal business of which is advertising and marketing communications, from 1983 until her retirement in February 1999. She is a director of VF Corporation. She has been a director of the Company since 1994. Her present term will expire in 2006.

JAMES F. HARDYMON, 70, retired as Chairman of Textron, Inc. in January 1999. Mr. Hardymon joined Textron, Inc., a public company that produces aircraft, fastening systems, and industrial components and products, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993. He is a director of Air Products and Chemicals, Inc., American Standard Companies, Inc. and Lexmark International, Inc. He has been a director of the Company since 1998. His present term will expire in 2007.

ALLEN B. KING, 58, Chairman, President and Chief Executive Officer of Universal Corporation, a diversified corporation with operations in tobacco, lumber and agri-products, and Chairman, President and Chief Executive Officer of Universal Leaf Tobacco Company, Inc., international buyers and processors of leaf tobacco, since 2003. Prior to his election as Chief Executive Officer, Mr. King was Chief Operating Officer for more than five years. He is a director of Universal Corporation, Universal Leaf Tobacco Co., Inc. and Deli Universal, Inc. He has been a director of the Company since 2003. His present term will expire in 2007.

W. ALAN MCCOLLOUGH, 55, Chairman and Chief Executive Officer of the Company. Mr. McCollough joined the Company in 1987 as General Manager of Corporate Operations. He was elected Assistant Vice President in 1989, Vice President and Central Division President in 1991, Senior Vice President—Merchandising in 1994, President and Chief Operating Officer in 1997, Chief Executive Officer in June 2000 and Chairman of the Board effective June 2002. He is a director of VF Corporation. He has been a director of the Company since 1999. His present term will expire in 2006.

MIKAEL SALOVAARA, 51, Private Investor. Mr. Salovaara is a retired partner from Greycliff Partners, a merchant banking firm, from 1991 to 2002 and from Goldman, Sachs & Company, an investment banking firm, from 1988 to 1991. He has been a director of the Company since 1995. His present term will expire in 2006.

CAROLYN Y. WOO, 51, Dean of the Mendoza College of Business, University of Notre Dame, since 1997. She is a director of AON Corporation, NISource, Inc. and St. Joseph Capital Corporation. She has been a director of the Company since 2001. Her present term will expire in 2007.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors met 11 times during the fiscal year ended February 28, 2005. Information concerning the current membership of the principal oversight committees of the Board and the number of meetings held during the fiscal year is provided in the table below. It is anticipated that Ms. Fairbairn, if elected, will serve as a member of the Compensation and Personnel Committee and the Nominating and Governance Committee.

Each director attended at least 75 percent of the aggregate number of meetings of the Board and the committees on which the director served. Each person who was a director or director nominee on June 15, 2004, attended the 2004 annual meeting. Meetings of the Board of Directors and its committees are held in conjunction with the annual meeting of shareholders, and all directors and nominees are expected to attend the annual meeting of shareholders.

Committee	Current Members (1)	Primary Responsibilities	Meetings
Audit	Ronald M. Brill, Chair (2) Carolyn H. Byrd (3) Barbara S. Feigin Allen B. King J. Patrick Spainhour

•      Assist Board oversight of (i) the integrity of the Company’s consolidated financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the internal audit function and independent registered public accounting firm;

•      Appoint, set compensation of, and oversee work of the Company’s independent registered public accounting firm, including pre-approval of audit and permitted non-audit services; and

•      Discuss with management, internal audit and the independent registered public accounting firm the adequacy of the Company’s internal controls.

			9

Compensation & Personnel	Mikael Salovaara, Chair E.V. Goings James F. Hardymon Alan Kane Carolyn Y. Woo	• Review and approve goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of these goals and set the CEO’s compensation; • Review and approve compensation of the Company’s other executive officers; and • Administer incentive and equity-based compensation plans.	9

Nominating & Governance	James F. Hardymon, Chair (4) E.V. Goings Alan Kane Mikael Salovaara Carolyn Y. Woo	• Identify individuals qualified to become members of the Board; • Recommend director nominees; • Recommend director compensation and benefits; • Coordinate oversight of management succession planning, evaluation of the Chief Executive Officer, and evaluation of the Board and its Committees; and • Review and recommend to the Board corporate governance principles.	3

(1)	During part of fiscal 2005, (i) Mr. Salovaara served on the Audit Committee, (ii) Ms. Feigin and Mr. King served on the Compensation and Personnel Committee, (iii) Mr. Brill served on the Nominating and Governance Committee, and (iv) Ms. Byrd and Ms. Woo served on the Pension Committee. Effective June 15, 2004, the Pension Committee was dissolved and its responsibilities were transferred to the Compensation and Personnel Committee.

(2)	The Board of Directors has determined that Mr. Brill, the committee’s Chairman, is an “audit committee financial expert.”

(3)	The Board of Directors has determined that Ms. Byrd’s simultaneous service on the audit committees of more than three public companies does not impair her ability to serve on the Company’s Audit Committee.

(4)	Lead Director

Independence. A director of the Company is considered “independent” if he or she meets the independence requirements of the New York Stock Exchange. Affiliation with a customer of, or supplier of goods or services to the Company is not considered to be material to a determination of a Board member’s independence so long as payments in any fiscal year to or from the Company do not exceed two percent of the gross revenues of the customer or supplier, or one million dollars, whichever is greater. Other commercial and business relationships are evaluated by the Board on a case-by-case basis to determine if they constitute a material relationship. Each director and each nominee is responsible for disclosing all relationships with the Company that should be taken into account when determining the member’s or nominee’s independence. Members of the Audit Committee must also meet separate applicable independence requirements under the rules of the New York Stock Exchange adopted in accordance with the Sarbanes-Oxley Act of 2002. Ms. Fairbairn provided $13,125 of executive management coaching services to the Company, rendered between August 2004 and April 2005. These services have been completed and there will be no further consulting services performed by Ms. Fairbairn for the Company or its executives. The Board determined that this relationship did not impair her independence with respect to the Company.

Based on the foregoing criteria, the Board determined that Ms. Fairbairn and each of the following directors are independent: Mr. Brill, Ms. Byrd, Ms. Feigin, Mr. Goings, Mr. Hardymon, Mr. Kane, Mr. King, Mr. Salovaara, Mr. Spainhour and Ms. Woo.

All members of the Audit, Compensation and Personnel, and Nominating and Governance Committees satisfy the standards of independence for members of such Committees established under applicable law and New York Stock Exchange listing requirements. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the applicable listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Brill possesses accounting or related financial management expertise.

Non-Employee Director Meetings. The non-management directors of the Board meet in executive session at each regularly scheduled Board meeting and at other times, when appropriate. These meetings may include discussion with and without the Chairman and Chief Executive Officer present. The Lead Director, who is also the chair of the Nominating and Governance Committee, generally presides at the meetings of the non-management directors.

Shareholder Recommendations for Director Candidates. On behalf of the Board, the Nominating and Governance Committee considers nominees recommended by the Company’s shareholders. In accordance with the Company’s bylaws, a shareholder who desires to nominate a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. That notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice must set forth

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the shareholder is a record holder of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as a director of the Company if so elected.

The Company’s Board of Directors embraces the principle that diversity in all respects both strengthens its membership and increases its effectiveness. The Board strives to select for its membership highly qualified individuals who are dedicated to advancing the interests of the Company’s shareholders. When vacancies on the Board occur, the Nominating and Governance Committee seeks individuals who, based on their background and qualifications, can promote this goal in conjunction with the other members of the Board. The Committee actively seeks nominees who will bring diverse talents, experiences and perspectives to the Board’s deliberations. The Committee would evaluate nominees for director proposed by shareholders in the same manner it evaluates other prospective nominees.

Code of Business Conduct. The Board of Directors has adopted the Code of Business Conduct, which is a code of ethics that applies to all members of the Board of Directors and Company employees, including the Chief Executive Officer, Chief Financial Officer, and Controller and Chief Accounting Officer. The Company intends to satisfy any disclosure obligations with respect to amendments or waivers of the Code of Business Conduct by posting the information on the Company’s website.

Corporate Governance Documents Available on the Company’s Website. The Board has adopted written charters for the Audit, Nominating and Governance, and Compensation and Personnel Committees. Copies of each of the following documents are available on the Company’s investor information home page at http://investor.circuitcity.com and in print to any shareholder who requests them from the Company’s Secretary at Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, VA 23233:

•	Audit Committee Charter

•	Compensation and Personnel Committee Charter

•	Nominating and Governance Committee Charter

•	Board of Directors Practices and Policies (sets forth corporate governance guidelines for the Company)

•	Code of Business Conduct

In addition, you can find information concerning the Company’s strategic planning process, including the Board’s active involvement in the process, on the Company’s investor information home page at http://investor.circuitcity.com.

Communicating with the Board. Interested parties may communicate with the Lead Director, the non-management directors as a group, or the Board of Directors by writing to:

Lead Director

Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, VA 23233

Concerns may also be communicated to the Board by calling the following confidential, anonymous, toll-free Alertline telephone number: (800) 296-4948. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.

COMPENSATION OF DIRECTORS

During fiscal 2005, directors who were not employees of the Company received a combination of equity-based and cash compensation. The cash compensation for non-employee directors included an annual retainer of $50,000 for service on the Board and an annual retainer of $5,000 for serving as a committee chairperson.

The non-employee directors’ equity-based compensation for fiscal 2005 was composed of a restricted stock unit grant with a fair market value on the date of grant of $60,000, which vests ratably over three years. Non-employee directors are not permitted to sell or transfer the shares underlying the restricted stock units granted until the shares are fully vested and the non-employee director either retires or ceases to be a director of the Company.

If a non-employee director attends less than 75 percent of the aggregate meetings of the Board and committees on which the director serves during a year, he or she forfeits 50 percent of the annual cash retainer earned for the year. Non-employee directors have the right to defer the receipt of compensation under the Company’s deferred compensation plan.

Equity-based awards are generally made on the date of the annual meeting. Accordingly, on June 15, 2004, the date of the 2004 annual meeting of shareholders, the 10 non-employee directors were each issued a retainer grant of 4,649 shares of restricted stock units, which vest one-third on each of the first, second and third anniversaries of June 15, 2004. Ms. Byrd, Ms. Feigin, Mr. Goings, Mr. Hardymon, Mr. Kane, Mr. King, Mr. Salovaara, and Mr. Spainhour deferred this stock retainer grant for fiscal 2005.

If a director is elected to fill a vacancy between annual meetings, the director’s cash retainer and equity-based compensation is prorated for the actual period of service.

Non-employee directors also may participate in the Company’s matching gift program. The Company will match a director’s charitable contributions up to a total of $10,000 each year.

Directors who are employees of the Company receive no compensation for service as members of the Board or Board committees.

Effective at the 2005 annual meeting,

•	the annual cash retainer will increase to $60,000;

•	directors will receive committee meeting fees of $1,500 for each day of committee meetings attended that are held in person and $750 for each day of committee meetings that are held by telephone;

•	a $10,000 annual retainer will be paid to the Audit Committee chair and a $5,000 annual retainer will be paid to the Compensation and Personnel Committee chair, Nominating and Governance Committee chair and the Lead Director; and

•	the amount of the annual restricted stock unit grant will increase to $80,000.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The table below sets forth for the three years ended February 28, 2005, the compensation earned by the Chief Executive Officer and the four other most highly compensated executive officers (the “named executive officers”) in all capacities to the Company and its subsidiaries.

		ANNUAL COMPENSATION					LONG-TERM COMPENSATION AWARDS
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(3)		Securities Underlying Options (#)	All Other Compensation ($)
W. Alan McCollough Chairman and Chief Executive Officer	2005 2004 2003	975,000 975,000 968,269	1,462,500 0 0		93,932 50,741 —	(4) (4)	0 2,609,650 841,547	(6)	0 535,000 0	3,330 1,749 1,398	(5) (5) (5)

Philip J. Schoonover President	2005 2004 2003	229,615 — —	1,230,000 — —	(7)	— — —		1,164,000 — —		350,000 — —	37,447 — —	(8)

John W. Froman Former Executive Vice President and Chief Operating Officer	2005 2004 2003	650,000 650,000 670,288	780,000 00		76,440 59,438 —	(9) (9)	0 740,050 685,620	(6)	0 155,000 0	16,096 23,219 8,075	(10) (10) (10)

Brian E. Levy President & Chief Executive Officer, InterTAN; Chairman, Circuit City Global Sourcing	2005 2004 2003	468,685 — —	592,941 — —		— — —		490,050 — —		125,000 — —	1,273,583 — —	(11)

Michael E. Foss Executive Vice President and Chief Financial Officer	2005 2004 2003	443,942 292,596 —	405,000 99,254 —	(12)	— — —		— 487,950 —		25,000 105,000 —	32,788 2,153 —	(13) (13)

(1)	Mr. Schoonover and Mr. Levy joined the Company in fiscal 2005, and Mr. Foss joined the Company in fiscal 2004. Mr. Froman resigned as Executive Vice President and Chief Operating Officer effective March 1, 2005.

(2)	If no amount is shown as “Other Annual Compensation” for an executive for a particular fiscal year, the incremental cost to the Company of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10 percent of the named executive officer’s base salary plus bonus.

(3)	Performance-based restricted stock awards were granted to each of the named executive officers as follows: 335,000 shares to Mr. McCollough on June 17, 2003; 50,000 shares to Mr. Schoonover on October 4, 2004; 95,000 shares to Mr. Froman on June 17, 2003; 45,000 shares to Mr. Levy on May 12, 2004; and 45,000 shares to Mr. Foss on June 17, 2003. These shares will vest if the Company achieves a four percent operating profit margin target for fiscal 2006. If the Company exceeds the target, the officer would be eligible to receive additional shares up to one hundred percent of the awarded shares. In connection with his Severance Agreement and General Release, Mr. Froman forfeited his shares, effective March 1, 2005.

Upon joining the Company in fiscal 2005, Mr. Schoonover was awarded 25,000 shares of restricted stock on October 4, 2004, of which one-half vests on October 4, 2006, and the remainder vests on October 4, 2007.

Upon joining the Company in fiscal 2004, Mr. Foss was awarded 20,000 shares of restricted stock on June 16, 2003, of which one-third vested during fiscal 2005, one-third will vest on June 16, 2005, and one-third will vest on June 16, 2006.

In fiscal 2003, Mr. Froman was awarded 14,560 shares of restricted stock in order to make his outstanding restricted shares equivalent to the remaining outstanding restricted shares that were granted to other officers of the Company under a fiscal 1998 long-term incentive award. This award vested in fiscal 2004, in accordance with provisions for performance-based accelerated vesting.

Dividends are paid on restricted stock. The number and value of each named executive officer’s restricted stock holdings as of February 28, 2005, based on a closing price of $15.63 for the Company’s common stock on that date, were as follows:

	Shares of Restricted Stock (#)	Value of Restricted Stock ($)
W. Alan McCollough	335,000	5,236,050
Philip J. Schoonover	75,000	1,172,250
John W. Froman	111,667	1,745,355
Brian E. Levy	45,000	703,350
Michael E. Foss	66,409	1,037,973

(4)	Mr. McCollough’s other annual compensation includes $75,072 and $31,537 related to his use of the Company aircraft for fiscal 2005 and fiscal 2004, respectively.

(5)	Represents the dollar value of premiums paid during the indicated fiscal year for term life insurance.

(6)	Includes the value of restricted stock units issued effective November 8, 2002, and November 20, 2002. One-third of the restricted stock units vested on each of November 8, 2003, and November 8, 2004. With respect to Mr. McCollough, the remainder will vest on November 8, 2005, if he is still employed by the Company and/or its subsidiaries or upon his death or disability while so employed. With respect to Mr. Froman, the restrictions on the remaining one-third lapsed effective March 1, 2005.

(7)	Includes Mr. Schoonover’s sign-on bonus of $750,000 plus an annual bonus of $480,000 for fiscal year 2005.

(8)	Includes a one-time taxable relocation payment to Mr. Schoonover of $32,442 to cover temporary living expenses in lieu of a home purchase agreement, reimbursement of relocation expenses totaling $4,796 and $209 representing the dollar value of premiums paid on term life insurance.

(9)	Mr. Froman’s other annual compensation includes $64,296 and $34,196 related to his use of the Company aircraft for fiscal 2005 and fiscal 2004, respectively.

(10)	Mr. Froman’s other compensation includes: the Company match provided in connection with compensation deferred under the Executive Deferred Compensation Plan in the amounts of $13,750, $20,694, and $3,591 for fiscal years 2005, 2004 and 2003, respectively; the Company match provided under the Company’s 401(k) Plan in the amounts of $1,260, $1,500, and $3,565 for fiscal years 2005, 2004 and 2003, respectively; and the dollar value of premiums paid for term life insurance of $1,086, $1,025, and $918 for fiscal years 2005, 2004 and 2003, respectively.

(11)

Mr. Levy’s other compensation includes: $1,241,684 in settlement of obligations under an InterTAN salary continuation plan; $3,630 paid during the fiscal year for life insurance premiums, $22,130 paid during the fiscal year for disability insurance premiums and Company contributions under InterTAN’s registered retirement savings plan of $6,139.

(12)	Includes the fair market value of shares of restricted stock Mr. Foss received as a discretionary bonus for fiscal year 2004, which he elected to receive in the form of 8,076 shares of restricted stock. The value of these shares, which vest on April 19, 2006, are reflected in the bonus column for fiscal year 2004 rather than the restricted stock awards column.

(13)	Mr. Foss’ other compensation includes: the Company match provided in connection with compensation deferred under the Executive Deferred Compensation Plan in the amounts of $8,991 and $1,635 for fiscal years 2005 and 2004, respectively; the Company match provided under the Company’s 401(k) Plan in the amount of $1,419 for fiscal year 2005; the dollar value of premiums paid for term life insurance of $3 and $519 for fiscal years 2005 and 2004, respectively; and taxable moving expenses of $22,375 paid in fiscal year 2005.

Options Granted in Last Fiscal Year. The following table shows stock option grants awarded during fiscal year 2005 to the named executive officers under the Circuit City Stores, Inc. 2003 Stock Incentive Plan. No stock appreciation rights were granted to the named executive officers.

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (Per Share) (1)	Expiration Date	Grant Date Present Value ($)(2)
W. Alan McCollough	0		N/A	N/A	N/A	N/A
Philip J. Schoonover	350,000	(3)	8.41%	$15.63	10/4/2014	$2,901,500
John W. Froman	0		N/A	N/A	N/A	N/A
	75,000	(4)	1.80%	$10.67	5/12/2014	$431,250
Brian E. Levy	50,000	(5)	1.20%	$10.67	5/12/2012	$287,500
Michael E. Foss	25,000	(6)	0.60%	$12.84	8/17/2014	$170,000
(1)	The exercise price for all of the options is the fair market value of the underlying common stock on the date of grant.
(2)	These estimated hypothetical values are based on a Black-Scholes option pricing model in accordance with Securities and Exchange Commission rules. We used the following assumptions in estimating these values:

	Potential option term	Risk-free rate of return	Expected volatility	Expected Dividend Yield
Philip J. Schoonover	4.7 years	3.45%	63%	0.45%
Brian E. Levy	4.7 years	3.98%	65%	0.66%
Michael E. Foss	4.7 years	3.37%	64%	0.55%

(3)	These options were awarded on October 4, 2004, have a 10-year term and vest in three equal installments beginning October 4, 2005.

(4)	These options were awarded on May 12, 2004, have a 10-year term and vest 100 percent on June 17, 2006.

(5)	These options were awarded on May 12, 2004, have an eight-year term and vest in four equal installments beginning May 12, 2005.

(6)	These options were awarded on August 17, 2004, have a 10-year term and vest in three equal installments beginning September 1, 2005.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth information concerning common stock option exercises and fiscal year-end option values as of February 28, 2005, for the named executive officers.

Name	Shares Acquired on Exercise (# of Shares)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Dollar Value of Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable (# of shares)	Unexercisable (# of Shares)	Exercisable ($)	Unexercisable ($)
W. Alan McCollough	0	$0	3,814,245	722,488	$5,584,348	$5,780,012
Philip J. Schoonover	0	$0	0	350,000	$0	$0
John W. Froman	14,999	$9,299	536,214	248,744	$2,131,169	$1,963,569
Brian E. Levy	500,000	$4,126,947	139,036	125,000	$863,559	$620,000
Michael E. Foss	0	$0	7,500	122,500	$66,150	$888,825

Pension Plan/Benefit Restoration Plan. Circuit City has maintained a defined benefit pension plan and a related benefit restoration plan. The pension plan was frozen as of February 28, 2005, except for employees who were (i) within three years of their early retirement date or normal retirement date; (ii) had reached their early or normal retirement date; or (iii) were permanently disabled before March 1, 2005. The benefit restoration plan was frozen as of February 28, 2005, to provide benefits for participants who, as of that date, were within 10 years of attaining their early retirement date or normal retirement date. The following table illustrates estimated annual retirement benefits payable under the Company’s plans to persons in specified compensation and years of service classifications calculated as a straight life annuity with no Social Security or other offsets.

Highest Consecutive Five-Year Average Compensation	Estimated Annual Pension for Representative Years of Credited Service
	15	20	25	30	35
$400,000	$85,252	$113,670	$142,087	$170,504	$198,922
$500,000	$107,752	$143,670	$179,587	$215,504	$251,422
$600,000	$130,252	$173,670	$217,087	$260,504	$303,922
$700,000	$152,752	$203,670	$254,587	$305,504	$356,422
$800,000	$175,252	$233,670	$292,087	$350,504	$408,922
$900,000	$197,752	$263,670	$329,587	$395,504	$461,422
$1,000,000	$220,252	$293,670	$367,087	$440,504	$513,922
$1,100,000	$242,752	$323,670	$404,587	$485,504	$566,422
$1,200,000	$265,252	$353,670	$442,087	$530,504	$618,922

The pension plan covered employees who satisfied certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service, and integrated with Social Security covered compensation. The Internal Revenue Code imposes certain limits related to pension plan benefits. Any resulting reduction in an executive’s pension plan benefit will be compensated for under the benefit restoration plan up to the plan’s maximum benefit limit. For purposes of the plans, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. Compensation for those individuals listed in the Summary Compensation Table for benefit determination purposes is therefore substantially the same as the amounts listed under the Salary and Bonus headings.

For fiscal 2005, the Internal Revenue Code limit on the annual retirement benefits that may be paid from the pension plan was $165,000 and the limit on the amount of compensation that may be recognized by the pension plan was $205,000. Any annual pension benefit accrued over $165,000 would have been payable under the benefit restoration plan. The maximum annual benefit payable under the benefit restoration plan was $412,500 for fiscal 2005. The benefits shown on this table have not been limited by these caps.

Mr. McCollough is grandfathered under both the pension and benefit restoration plans. He will have 28 years of service at age 65. As of March 1, 2005, Mr. Froman has a vested frozen benefit under the pension plan based on 19 years of service and Mr. Foss has a frozen benefit based on two years of service. Assuming Mr. Foss continues his employment with Circuit City, he will become vested in his retirement benefit once he has earned five years of service. Neither Mr. Froman nor Mr. Foss will receive benefits under the benefit restoration plan. Mr. Schoonover and Mr. Levy will not participate in either plan.

Equity Compensation Plans Information

The following table gives information about Circuit City common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of February 28, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders (1)	17,120,315	(2)(3)	$14.94	(4)	3,937,895	(5)(6)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	17,120,315				3,937,895

(1)	Includes the following equity compensation plans that have been approved by shareholders: the Amended and Restated 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan (the “ESPP”), the 2000 Non-Employee Directors Stock Incentive Plan (the “2000 Directors Plan”), the Circuit City Stores, Inc. 2003 Stock Incentive Plan, the Amended and Restated 1989 Non-Employee Directors Stock Option Plan (the “1989 Directors Plan”), the Circuit City Stores, Inc. 1994 Stock Incentive Plan (the “1994 Plan”) and the InterTAN, Inc. 1996 Stock Option Plan (the “1996 InterTAN Plan”). The 1989 Directors Plan and the 1994 Plan have been terminated and no additional awards may be made pursuant to either plan. The 1996 InterTAN Plan was approved by shareholders of InterTAN and assumed by Circuit City in connection with Circuit City’s acquisition of InterTAN in May 2004.

(2)	Includes shares of common stock that may be issued to settle deferred compensation obligations and restricted stock units that have been awarded pursuant to the 2000 Directors Plan and the 2003 Stock Incentive Plan.

(3)	Certain options were granted with tandem stock appreciation rights that may be exercised in lieu of the related options in limited circumstances.

(4)	Excludes restricted stock units and shares of common stock that may be issued to settle deferred compensation obligations.

(5)	Includes restricted stock, restricted stock units, options and stock appreciation rights that may be awarded under the 2000 Directors Plan, the 2003 Stock Incentive Plan and the 1996 InterTAN Plan.

(6)	Includes 2,001,659 shares remaining available for issuance under the ESPP. Under the ESPP, certain officers of the Company may, by written consent, increase the maximum number of shares of the Company’s common stock that may be purchased under the ESPP as they deem necessary to accommodate cumulative purchases of common stock for any calendar year. However, the officers may not increase the number of shares reserved for issuance under the ESPP by more than one percent of the number of shares of common stock outstanding as of December 31 of the previous calendar year. Without further shareholder authorization, the number of shares added to the ESPP under this mechanism plus the 2,474,454 shares that were available for purchase as of March 1, 2004 will not exceed 20,000,000, subject to adjustment for stock dividends, stock splits and other recapitalizations as contemplated under the plan.

Performance Graph. The following graph compares the cumulative total shareholder return on our common stock for the last five years with the S&P 500 Index and a peer group industry index, the S&P 500 Retailing Group. The graph assumes that the value of the investment in our common stock and each index was $100 at February 28, 2000, and that all dividends were reinvested.

Fiscal Year	2000	2001	2002	2003	2004	2005
Circuit City Stores, Inc. (1)	$100	$37.63	$44.56	$16.79	$42.86	$60.23
S&P 500 Index	$100	$91.80	$83.07	$64.23	$88.97	$95.18
S&P 500 Retailing	$100	$97.04	$112.89	$81.72	$127.80	$141.44

(1)	The return on the Company’s common stock includes the effect of a dividend of CarMax, Inc. common stock distributed on October 1, 2002. The dividend resulted in a per share adjustment of $5.1162 (the fair market value of the dividend), reflected as a special dividend reinvested in the Company’s common stock.

Employment Agreements and Change-in-Control Arrangements

The Company has employment agreements with each of the named executive officers, except that Mr. Froman’s employment agreement has been superseded by a Severance Agreement and General Release, effective March 1, 2005. Generally, the employment agreements provide for annual salary review and participation in the Company’s bonus, stock incentive and other employee benefit programs. Each agreement contains provisions confirming the employee’s obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after termination of employment.

Termination without cause. In the event of involuntary termination by the Company without cause, the agreements with Mr. McCollough and Mr. Foss provide for continuation of base salary and target bonus and participation in employee benefits plans for two years plus a pro-rata share of the target bonus for the fiscal year in which the termination is effective. Mr. Schoonover’s agreement provides for continuation of base salary and target bonus for one year and participation in employee benefits plans for two years following termination.

These provisions in the agreements with McCollough, Foss and Schoonover also apply in the event of termination by the executive for good reason (as defined in the agreement) or a decision by the Company not to renew the agreement at the end of the initial term or renewal period. In all cases, the executive would be entitled to outplacement services of up to $50,000 and accelerated vesting of any unvested stock options or restricted stock grants (excluding performance-based restricted stock) which would have vested during the then-current agreement term. The executive would also receive age and service credit for the Company’s benefit plans through the end of the agreement term or an equivalent lump sum cash amount.

During the first 24 months of Mr. Levy’s agreement, which was effective beginning March 30, 2004, Mr. Levy is not entitled to continuation of base salary and target bonus in the event of termination without cause, but would receive payment of $2,455,750, which represents liabilities assumed by Circuit City under the InterTAN, Inc. Deferred Compensation Plan. After March 29, 2006, Mr. Levy’s agreement provides for periodic payments in an amount equal to two times base salary and target bonus, continuation of health and welfare benefits for one year, six months of outplacement services, and accelerated vesting of any unvested stock options or restricted stock grants (excluding performance-based restricted stock) that would have vested during the then-current agreement term.

Change of Control Severance Benefits. In the event of termination within two years following a change of control of the Company, the agreements with Mr. McCollough and Mr. Foss provide for (i) continuation of base salary through the remainder of the month in which termination occurs, (ii) a pro-rata share of the target bonus for the year in which the termination is effective, (iii) a lump-sum severance amount equal to three times the executive’s base salary and target bonus, (iv) continuation of health, welfare and benefit plan participation for three years at the same cost to the executive as prior to termination, (v) outplacement services up to $50,000, (vi) a lump-sum payment equal to the three-year costs of perquisites, and (vii) accelerated vesting of any unvested stock options or restricted stock grants (excluding performance-based restricted stock) which would have vested during the then-current agreement term.

Mr. Schoonover and Mr. Levy’s agreements have similar provisions to the McCollough and Foss agreements except that (i) they do not provide for a pro-rata share of the target bonus for the fiscal year in which termination is effective and (ii) the lump-sum severance amount, the lump-sum perquisites amount, and the continuation of health, welfare and benefit plan participation are all shortened to two years. In addition, Mr. Schoonover is only entitled to change of control severance benefits in the event of termination within one year following a change of control, rather than two years. Mr. Levy is entitled to outplacement services for six months without a limit on the amount of such services.

Each of the agreements with the named executive officers indemnifies the employees for potential excise taxes under the Internal Revenue Code.

In addition to the employment agreement provisions concerning accelerated vesting of stock, the Compensation and Personnel Committee of the Board has provided for accelerated vesting upon a change of control under certain awards of stock options and restricted stock (including performance-based restricted stock) under the 1994 and 2003 Stock Incentive Plans. The Committee also has discretion under the 1994 and 2003 plans to accelerate the time at which any or all restrictions with respect to restricted stock or restricted stock units shall lapse or remove any and all such restrictions.

Froman Severance Agreement and General Release. The Company and Mr. Froman entered into a Severance Agreement and General Release (the “Severance Agreement”) which replaces and supersedes the employment agreement previously in effect between Mr. Froman and the Company. The Severance Agreement provides the following benefits effective beginning March 2, 2005: (i) payment of an amount equal to two times his base salary of $650,000 and a target annual bonus of 80 percent of base salary, with such payments to be made in equal monthly installments beginning March 2, 2005 and ending December 31, 2005; (ii) a target annual bonus for the 2005 fiscal year which equals the greater of $520,000 or the amount he would have received based upon the Company’s performance level under the 2003 Annual Performance-Based Bonus Plan; (iii) continuation of health and welfare benefit plan participation for two years at the same cost to Mr. Froman as when he was employed by the Company; (iv) outplacement services not to exceed $50,000; and (v) accelerated vesting of all unvested stock options, outstanding restricted stock and restricted stock units, except for performance-based restricted stock.

In addition, in the event a change of control of the Company occurs between March 2, 2005, and December 31, 2005, Mr. Froman would be entitled to (i) an additional lump-sum cash payment of $1,170,000; (ii) continuation of health and welfare benefits at the same cost for an additional year beyond that described above; and (iii) a lump sum cash payment in an amount equal to the fair market value on the effective date of the change of control of 95,000 shares of the Company’s Common Stock. Under the terms of the agreement, the Company would indemnify Mr. Froman for potential excise taxes under the Internal Revenue Code.

BENEFICIAL OWNERSHIP OF SECURITIES

Stock Ownership of Directors and Officers. We encourage stock ownership by our directors, officers and employees. The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of April 25, 2005 for each director and director nominee, the named executive officers, and the directors and executive officers of the Company as a group.

Name	Beneficial Ownership (1)				Restricted Stock Units & Deferred Units (4)	Total Common Stock & Stock Units (5)
	Option Shares That May Be Acquired within 60 Days after April 25, 2005 (2)	Total Shares of Common Stock Beneficially Owned as of April 25, 2005 (3)		Percent of Class
NAMED EXECUTIVE OFFICERS
W. Alan McCollough**	3,749,750	4,276,857		2.2%	98,522	4,375,379
Philip J. Schoonover	0	75,000		*	0	75,000
John W. Froman***	784,958	918,443	(6)	*	49,261	967,704
Brian E. Levy	151,536	196,536		*	0	196,536
Michael E. Foss	15,000	99,828		*	0	99,828

DIRECTORS AND DIRECTOR NOMINEE
Ronald M. Brill	5,605	14,474		*	10,144	24,618
Carolyn H. Byrd	11,153	12,054		*	12,881	24,935
Ursula O. Fairbairn	0	0		*	0	0
Barbara S. Feigin	18,695	29,586		*	14,321	43,907
E.V. Goings	0	2,000		*	5,951	7,951
James F. Hardymon	18,695	24,167		*	14,321	38,488
Alan Kane	0	4,000		*	12,881	16,881
Allen B. King	0	4,000		*	12,183	16,183
Mikael Salovaara	23,414	104,285	(7)	*	12,881	117,166
J. Patrick Spainhour	0	0		*	4,672	4,672
Carolyn Y. Woo	12,191	20,556		*	10,144	30,700
All directors and executive officers as a group (26 persons)	5,149,968	6,552,946		3.4%	301,267	6,854,213

*	Less than one percent of class, based on the total number of shares of common stock outstanding on April 25, 2005.

**	Mr. McCollough also is a director of the Company.

***	Mr. Froman resigned from the Company effective March 1, 2005.

(1)	Unless otherwise noted, each shareholder has sole voting power and sole investment power with respect to the securities shown in the table below.

(2)	Includes shares of common stock that could be acquired through the exercise of stock options within 60 days after April 25, 2005.

(3)	Includes restricted stock as follows: Mr. McCollough 335,000; Mr. Schoonover 75,000; Mr. Levy 45,000; Mr. Foss 66,409; and 422,260 awarded to other executive officers.

(4)	Includes restricted stock units and stock units representing deferred stock retainer grants. The restricted stock units and stock units are not shares of common stock and have no voting power. The restricted stock units for non-employee directors represent unvested restricted stock units, deferred restricted stock units, and additional unvested or deferred units earned as dividends on the restricted stock unit awards. Additionally, Ms. Feigin and Mr. Hardymon each have 1,440 stock units that represent deferred stock retainer awards made in fiscal years 2000, 2001 and 2002 in connection with service as a non-employee director. The restricted stock units for Mr. McCollough and Mr. Froman represent units awarded in November 2002, which are subject to a deferral restriction period; in the case of Mr. McCollough, until he retires, and in the case of Mr. Froman, until he reaches age 60.

(5)	Includes total shares of common stock beneficially owned, restricted stock units and deferred stock units.

(6)	Mr. Froman has shared voting power for 5,500 of the shares of common stock beneficially owned by him.

(7)	Includes 34,465 shares of common stock held by Trewstar LLC. Mr. Salovaara shares voting and dispositive power for those shares. As of February 28, 2005, Mr. Salovaara owned approximately twenty percent of Trewstar LLC. His wife and children indirectly own the remainder of Trewstar LLC.

Principal shareholders. The following table contains information regarding the persons the Company knows to beneficially own more than five percent of the Company’s common stock.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent of Class
Paul Tudor Jones, II (1) 125 King Street, Greenwich, Connecticut 06831	14,789,325	7.9%
Goldman Sachs Asset Management, L.P. (2) 32 Old Slip, New York, NY 10005	13,025,805	7.0%
Highfields Capital Management LP (3) 200 Clarendon Street, 51st Floor, Boston, MA 02116	12,917,716	6.9%
State Street Bank and Trust Company (4) 225 Franklin Street, Boston, MA 02110	10,727,110	5.7%
Mellon Financial Corporation (5) One Mellon Center, Pittsburgh, PA 15258	10,575,285	5.7%

(1)	Information concerning the Company’s common stock beneficially owned by Paul Tudor Jones, II was obtained from a Schedule 13G/A filed on February 14, 2005, by each of the following reporting persons: The Tudor BVI Global Portfolio Ltd. (“BVI”), The Raptor Global Portfolio Ltd. (“Raptor”), The Altar Rock Fund L.P. (“Altar Rock”), Tudor Proprietary Trading, L.L.C. (“Tudor Proprietary”), Tudor Investment Corporation (“Tudor Investment”), which provides investment advisory services to BVI and Raptor and is the general partner of Altar Rock and Paul Tudor Jones, II, the controlling shareholder of Tudor Investment and the indirect controlling equity holder of Tudor Proprietary. The Schedule 13G/A indicates that each reporting person shares voting and dispositive power with respect to the following number of shares: Mr. Jones – 14,789,325, Tudor Investment – 13,604,427, Tudor Proprietary – 1,184,898, Altar Rock – 110,148, Raptor – 11,108,736 and BVI – 2,385,543. The Schedule 13G/A also indicates that Tudor Investment disclaims beneficial ownership of the shares owned by Raptor, BVI and Altar Rock and that Mr. Jones disclaims beneficial ownership of the shares held by Tudor Investment and Tudor Proprietary.

(2)	Information concerning the Company’s common stock beneficially owned by Goldman Sachs Asset Management, L.P. (“GSAM LP”) was obtained from a Schedule 13G filed on February 10, 2005. According to the Schedule 13G, GSAM LP is an investment advisor and has sole voting power for 8,290,885 shares and sole dispositive power for all 13,025,805 shares. GSAM LP disclaims beneficial ownership for any securities managed, on GSAM LP’s behalf, by third parties.

(3)	Information concerning the Company’s common stock beneficially owned by Highfields Capital Management LP (“Highfields Capital”), an investment manager, was obtained from a Schedule 13D/A filed on March 8, 2005 and a Schedule 13D filed on February 15, 2005 by each of the following reporting persons: Highfields Capital; Highfields GP LLC (“Highfields GP”), the general partner of Highfields Capital; and Jonathon Jacobson and Richard L. Grubman, each a managing member of Highfields GP. According to the Schedule 13D/A, each of Highfields Capital, Highfields GP and Messrs. Jacobson and Grubman has sole voting and dispositive power for all 12,917,716 shares.

(4)	Information concerning the Company’s common stock beneficially owned by State Street Bank and Trust Company (“State Street”) was obtained from a Schedule 13G filed on February 15, 2005. According to the Schedule 13G, State Street is a bank acting in various fiduciary capacities and has sole voting power and shared dispositive power for all 10,727,110 shares. State Street disclaims beneficial ownership for all shares reported.

(5)	Information concerning the Company’s common stock beneficially owned by Mellon Financial Corporation (“Mellon”) was obtained from a Schedule 13G filed on February 10, 2005. According to the Schedule 13G, Mellon is a parent holding company. The Schedule 13G indicates that all of the 10,575,285 shares are beneficially owned by Mellon and direct or indirect subsidiaries in their various fiduciary capacities. According to the Schedule 13G, Mellon has sole voting power for 8,419,847 shares, shared voting power for 75,000 shares, sole dispositive power for 10,466,504 shares and shared dispositive power for 78,120 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of those forms and any amendments it has received and written representations from the Company’s officers and directors, the Company believes that all officers, directors and beneficial owners of more than 10 percent of the Company’s common stock complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2005, except that five reports were filed late by each of Mr. Brill, Ms. Byrd, Ms. Feigin, Mr. Hardymon, Mr. Kane, Mr. Salovaara and Ms. Woo; and four reports were filed late by Mr. King, all with respect to the quarterly dividend payments that these outside directors received in restricted stock units or phantom stock on the restricted stock units awarded in 2003 and 2004. Due to an error by the Company, the dividend payments were not reported to the Securities and Exchange Commission until July 19, 2004.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

Executive Compensation Philosophy

The Compensation and Personnel Committee is comprised entirely of outside independent directors. The Board of Directors, by written charter, has assigned to the Committee responsibility for review, evaluation and approval of the Company’s executive compensation programs. The Committee uses an independent compensation consultant to provide information regarding market competitiveness and industry compensation practices that can be balanced against the Company’s strategic goals, financial resources and business needs.

The Committee believes that a significant portion of executive compensation should be tied to shareholder value and Company performance. Accordingly, in designing the Company’s long-term incentive programs, the Committee generally focuses on the following criteria:

•	Shareholder alignment: awards should foster long-term stock ownership among executives and provide an incentive to motivate performance;

•	Competitiveness: awards should have a target value consistent with market position, with actual compensation earned based on the Company’s annual and longer term results; and

•	Financial efficiency: awards should be financially efficient with respect to the expense to the Company as well as the impact on the number of shares available under the Company’s stock incentive plans.

For the Company’s annual incentive awards under the 2003 Annual Performance-Based Bonus Plan, the Committee has elected in recent years to use performance criteria based upon earnings performance, which provides further alignment with shareholder value.

During the 2005 fiscal year, the Committee approved long-term incentive awards, base salary increases, promotions and employment offers in connection with the Company’s efforts to attract top executive management talent to the Company; retain and motivate key executives; and realign the Company’s management structure in a manner which positions the Company to achieve its long-term business objectives and drive shareholder value. These actions included the hiring of Mr. Schoonover in October 2004 and the promotions of Mr. Schoonover and Mr. Foss in February 2005 to the roles of President and Executive Vice President, respectively. In addition, a number of executives were hired or promoted to key management positions during fiscal year 2005, including executives responsible for merchandising, inventory and supply chain management, retail operations, human resources, marketing and information technology.

Fiscal Year 2005 Executive Compensation

Our 2005 executive compensation program consisted of the following principal components:

•	Annual Base Salary

•	Annual Performance-Based Bonus

•	Long-Term Incentive Awards

Additionally, the Company provided perquisites, retirement benefits and other compensation, as described below.

Annual Base Salary. Based upon discussions with its compensation consultant and analysis of retail industry peers, the Committee believes that executive management base salaries meet or exceed the market median levels. The Committee conducted its annual review of base salaries of executive officers of the Company during fiscal year 2005 and discussed management’s recommendations with the compensation consultant. In view of the Company’s business goals and objectives and of competitive conditions, the Committee generally elected to maintain base salaries unchanged with respect to all but two senior executives who were continuing in the same positions in fiscal year 2005. Of the named executive officers, only Mr. Foss received an increase as a result of the annual review. Subsequently, Mr. Schoonover and Mr. Foss received base salary increases in connection with their promotions announced in February 2005. In addition, Mr. Levy received a base salary increase as a result of a separate salary review applicable to the InterTAN subsidiary.

Annual Performance-Based Bonus. To provide an incentive to achieve the fiscal year 2005 business plan, the Committee approved increases in the target bonus levels applicable to the Company’s senior executives, effective with fiscal year 2005, as follows:

Position	Previous Target Bonus %	Current Target Bonus %	Maximum Bonus %
Chief Executive Officer	100%	100%	200%
Executive Vice Presidents	60%	80%	160%
Senior Vice Presidents	40%	60%	120%

For the 2005 fiscal year, the Committee approved targeted financial goals for earnings per share at the beginning of the fiscal year in connection with projections incorporated into the Company’s operating budget.

Based on the Company’s earnings per share relative to budget for fiscal year 2005 prior to adjustments, the Committee certified that the Company achieved the performance goal for a bonus pay-out for fiscal year 2005 at the level of 150 percent of Target Bonus under the plan.

Mr. Levy’s employment agreement provides for a target annual bonus of not less than 66 percent of base annual salary. For fiscal year 2005, Mr. Levy’s bonus was based upon InterTAN operating income growth and performance results for the InterTAN officer group reporting to Mr. Levy.

Long-term Incentive Awards. The Company’s long-term incentive programs are a significant component of the executive compensation package and remain the primary long-range tool for aligning shareholder value and executive performance. All long-term incentive awards are administered in connection with the Company’s stock incentive plans and reviewed by the Committee.

In fiscal 2004, the Committee approved a multi-year long-term incentive award referred to as the “turnaround” program which included a mix of restricted stock and stock options under the 1994 and 2003 Stock Incentive Plans. The restricted stock awards vest based upon the Company meeting a target for operating profit margin of four percent or greater during fiscal year 2006. The stock options provide for vesting at the end of a three-year period if the executive’s employment continues.

During fiscal 2005, the Committee did not approve any new incentive programs for executive management, but on an individual basis, awarded additional shares of restricted stock and stock options with the same terms and conditions as the turnaround awards granted in fiscal 2004. These individual awards were granted to newly hired and promoted executives who were not in their current positions at the time the turnaround program was established.

In addition, the Committee approved individual awards of stock options and restricted stock to certain key executive officers in August 2004 to motivate and retain these executives and to provide opportunity for these executives to meet stock ownership guidelines adopted by the Company and described more fully below.

Perquisites. The Company provides a limited number of perquisites to its executive officers. Executives at the level of Senior Vice President and above are eligible to receive (i) a car allowance of $858 per month, (ii) a financial planning allowance of up to $6,000 per year, and (iii) participation in the Company’s Officer Evaluation Program which provides consumer electronics merchandise to the executive for personal use in an amount of up to $8,000 retail value per year. Additionally, Executive Vice Presidents and above are entitled to personal use of corporate-owned aircraft. The Company also provides reimbursement to its officers for annual physical examination expenses that may not be covered under the Company’s regular medical benefits.

Retirement Programs and Other Benefits. In previous fiscal years, the Company had maintained a benefit restoration plan which was designed to restore benefits for the Company’s executives who were affected by the Internal Revenue Code limits on benefits provided under the Company’s qualified retirement plan. As part of changes to the Company’s overall retirement program, the Committee approved actions during fiscal 2005 which froze participation in the benefit restoration plan. Executives within 10 years of attaining their early retirement date or normal retirement date under the qualified retirement plan remain eligible to receive supplemental benefits under the non-qualified benefit restoration plan. Of the named executive officers, only Mr. McCollough remains eligible for a benefit under the benefit restoration plan.

To maintain compensation effectiveness, the Committee adopted a Supplemental 401(k) Plan which, like the benefit restoration plan, is designed to provide benefits for executives affected by Internal Revenue Code limits on qualified retirement plans. The Supplemental 401(k) Plan is an unfunded, non-qualified deferred compensation plan, under which executives may defer up to 40 percent of their compensation and are eligible to receive a matching contribution of up to four percent of their compensation, minus the amount contributed as a matching contribution under the tax-qualified 401(k) Plan.

Also during fiscal year 2005, the Committee reviewed with its compensation consultant the results of an analysis initiated in the prior fiscal year regarding the potential cost of change of control provisions applicable to the Company’s senior executive employment agreements and stock incentive plans. The Committee, based on the analyses provided by its compensation consultant, determined that the Company’s change of control provisions were reasonable.

CEO Compensation

For fiscal year 2005, Mr. McCollough’s salary remained $975,000, which is the annual salary that was set for him during fiscal year 2003. In maintaining this base salary level, the Committee reviewed Mr. McCollough’s performance during fiscal year 2004 and noted that he was responsible for leading the Company through substantial changes in the business, which included cost cutting initiatives, divestiture of the Company’s finance operation and hiring of key management team members. However, since Mr. McCollough’s base salary is aligned with market levels for comparable companies, the Committee elected not to increase it.

Mr. McCollough was awarded a cash bonus for fiscal year 2005 in the amount of $1,462,500, which is based on the target bonus rate of 100 percent and did not change from the previous fiscal year. Under the performance criteria established at the beginning of fiscal year 2005, the Committee certified that for participants under the Annual Performance-Based Bonus Plan, a payout at 150 percent of the target level was achieved as a result of fiscal year 2005 earnings from continuing operations.

Stock Ownership Guidelines

During fiscal year 2005, the Committee implemented stock ownership guidelines for the Company’s senior executives. The guidelines are designed to further align management’s long-term interests with that of shareholders by encouraging executives to make a commitment to hold a minimum amount of Company stock.

Job Level	Shares
Chief Executive Officer	325,000
Executive Vice Presidents	165,000
Senior Vice Presidents (Management Executive Committee)	85,000
Other Senior Executives	45,000

The guidelines were effective July 1, 2004. Executives in their positions at that time will have until July 1, 2009, to attain the required minimum level. New executives or those promoted into a new position have five years from their date of hire or promotion to attain the specified levels. A separate stock ownership level has not yet been established for the position of President.

Under the guidelines, unvested restricted stock and unexercised stock options do not qualify toward ownership until all restrictions lapse or the options are exercised. The Committee will periodically evaluate management’s progress in achieving the specified levels.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain forms of compensation in excess of one million dollars paid to the Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation is exempt from this limit if paid only upon achievement of pre-established objective goals based on performance criteria approved by shareholders.

The Company has designed the 2003 Annual Performance-Based Bonus Plan and its performance goals to meet the criteria for deductibility under Section 162(m) and is proposing amendments at this meeting to the 2003 Stock Incentive Plan which would permit performance criteria for certain long-term incentive awards. To attract and retain key executives, however, the Committee may approve compensation that would not be fully deductible under Section 162(m) if the Committee believes doing so would be in the best interests of shareholders.

COMPENSATION AND PERSONNEL COMMITTEE

Mikael Salovaara, Chair

E.V. Goings

James F. Hardymon

Alan Kane

Carolyn Y. Woo

ITEM TWO — PROPOSAL TO APPROVE THE AMENDED AND RESTATED

CIRCUIT CITY STORES, INC. 2003 STOCK INCENTIVE PLAN, EFFECTIVE JUNE 21, 2005

Introduction

In April 2005, the Board of Directors of the Company approved, subject to shareholder approval, amendment and restatement to the Circuit City Stores, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). The principal features of the 2003 Plan and the amendments are summarized below.

Amendments to the 2003 Plan

The amendments to the 2003 Plan

•	increase the number of shares available for future awards by 8,000,000, and remove the limitation on the number of awards payable in Company common stock that may be issued as restricted stock and for restricted stock units. As a result, the total number of shares reserved for issuance under the 2003 Plan would be increased from 5,000,000 to 13,000,000;

•	revise the current change of control definition under the 2003 Plan, which utilizes a twenty percent threshold of share ownership to trigger a change in control, to be more consistent with that used in the Company’s employment agreements with executives, which utilize a thirty-five percent threshold; and

•	permit the Compensation and Personnel Committee (the “Compensation Committee”) to award performance-based restricted stock using performance goals designed to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) so that the Company’s ability to deduct performance-based restricted stock awarded under the 2003 Plan for federal income tax purposes would not be limited by the provisions of Section 162(m).

Reasons for Amendments

The reasons for the amendment of the 2003 Plan are

•	to add an additional 8,000,000 shares under which the Company can continue to make incentive awards to employees;

•	to remove the limit on the number of shares that may be awarded as restricted stock and issued for restricted stock units; and

•	to preserve the Company’s federal income tax deduction for performance-based compensation earned by certain executives under Section 162(m).

Purpose and Material Features of the 2003 Plan

The 2003 Plan has been in place since June 2003. Its purpose is to encourage and motivate selected employees of the Company and its affiliates to contribute to the successful performance of the Company. The Board of Directors believes that stock ownership by employees promotes a unity of purpose between employees and shareholders. The 2003 Plan supports the achievement of the Company’s primary long-term performance objectives by stimulating the efforts of employees and strengthening their desire to remain with the Company and its affiliates. The 2003 Plan authorizes the award of options (both incentive and non-qualified), stock appreciation rights, restricted stock and restricted stock units, referred to collectively as incentive awards. A participant may not be granted incentive awards in any calendar year for more than 1,500,000 shares of common stock.

The following is a summary of the material terms of the 2003 Plan, as amended and restated. The summary is qualified in its entirety by the full text of the 2003 Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used but not defined in this summary have the meanings assigned to them in the 2003 Plan.

Eligibility

All present and future employees of the Company are eligible to participate in the 2003 Plan. The Compensation Committee selects which employees will receive incentive awards.

Administration

The Compensation Committee administers the 2003 Plan. The Compensation Committee is comprised of at least two directors of the Company and each member is a “non-employee director” as defined for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m). The Compensation Committee has the power and complete discretion to administer the 2003 Plan, including the power to determine

•	when to grant incentive awards;

•	which eligible employees will receive incentive awards;

•	whether the award will be an option, stock appreciation right, restricted stock, or restricted stock unit;

•	whether stock appreciation rights will be attached to options; and

•	the number of shares to be allocated to each incentive award.

The Compensation Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the 2003 Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award. Without shareholder approval, however, the Compensation Committee may not reduce the exercise price of an option or a stock appreciation right (whether by amendment, cancellation or otherwise) after the date of such award (other than in connection with a corporate reorganization).

Stock Options

The 2003 Plan permits the grant of non-qualified stock options and incentive stock options under Section 422 of the Internal Revenue Code. The option price of the Company’s common stock covered by a stock option may not be less than 100 percent (or in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent) of the fair market value of the Company’s common stock on the date of the option grant. Fair market value is the average of the high and low public trading prices of the Company’s common stock for any particular date. Other than in connection with a corporate reorganization, the option price may not be reduced after the date of grant.

The value of incentive stock options under the 2003 Plan, or any similar plan maintained by the Company, that are first exercisable in any one calendar year covering shares of the Company’s common stock having an aggregate fair market value (determined as of the date the option is granted) may not exceed $100,000.

Options may only be exercised at such times as may be specified by the Compensation Committee, provided, however, that an incentive stock option may not be exercised after the first to occur of (1) 10 years (or five years in the case of an incentive stock option granted to a 10 percent shareholder) from the date the incentive stock option was granted, (2) three months from the optionee’s termination of employment with the Company or its affiliates for reasons other than death or disability, or (3) one year from the optionee’s termination of employment because of death or disability.

If the incentive award agreement so provides, an optionee exercising an option may pay the purchase price in cash, by delivering mature shares of the Company’s common stock, by delivering a promissory note (to the extent permitted by law), or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

Stock Appreciation Rights

The Compensation Committee may award stock appreciation rights under the 2003 Plan either with or without related options, or the Compensation Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. Stock appreciation rights entitle the holder, upon exercise, to receive the excess of the fair market value of a share of stock over the initial value of the stock appreciation right, which cannot be less than the fair market value of the stock appreciation right on the date of grant. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at such times as may be specified by the agreement.

Restricted Stock

The Compensation Committee also may grant restricted stock awards that entitle the participant to receive shares of common stock subject to certain restrictions. Restricted stock issued pursuant to the plan is subject to the following general restrictions: (1) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on the shares have lapsed or been removed under the provisions of the 2003 Plan, and (2) if a holder of restricted stock ceases to be employed by the Company or one of its affiliates, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Compensation Committee is also authorized to impose additional restrictions on restricted stock awards, including additional events of forfeiture.

The Compensation Committee will establish as to each share of restricted stock issued under the 2003 Plan the terms and conditions upon which the restrictions on the shares will lapse. For restricted stock awards that require the attainment of performance objectives as a condition to vesting, the period of restriction must be at least one year from the date of grant; for all other restricted stock awards the period of restriction must be at least two years. Those terms and conditions may include, without limitation, the lapsing of the restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant, or as a result of the occurrence of a change of control. In addition, the Compensation Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all of those restrictions.

During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

Restricted Stock Units

The Compensation Committee also may award restricted stock units, which are awards stated with reference to a number of shares of Company common stock. Restricted stock units may be granted on the terms and conditions set by the Compensation Committee with the same limits as for restricted stock. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon the lapse of all restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse.

Performance Criteria

The performance objective stated with reference to an incentive award may be based on one or more performance criteria:

(i) Pre-tax earnings (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); (ii) earnings per share (including or excluding nonrecurring items); (iii) return on invested capital (ROIC); (iv) free cash flow; (v) value added (ROIC less cost of capital multiplied by capital); (vi) total shareholder return; (vii) economic value added (net operating profit after tax less cost of capital); (viii) operating ratio; (ix) cost reduction (or limits on cost increases); (x) debt to capitalization; (xi) debt to equity; (xii) earnings; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) earnings per share before extraordinary items; (xvi) income from operations (including or excluding nonrecurring items); (xvii) income from operations compared to capital spending; (xviii) net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); (xix) net sales; (xx) comparable store sales changes; (xxi) price per share of Company stock; (xxii) return on assets; (xxiii) return on capital employed; (xxiv) return on equity; (xxv) return on investment; (xxvi) return on sales; (xxvii) sales volume; and (xxviii) operating profit margin.

Change of Control

The Compensation Committee may, in its discretion, include provisions in incentive awards made under the 2003 Plan that will cause awards to become fully exercisable (in the case of options and stock appreciation rights) or fully vested (with respect to other types of awards) upon a “change of control” of the Company, or upon the occurrence of one or more events subsequent to a change of control, notwithstanding other conditions on exercisability in the agreement. Under the amended and restated 2003 Plan, a change of control is deemed to have taken place if:

•

a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or acquires the right to become, the beneficial owner of the Company’s securities having 35 percent or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of the Board of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

•	the incumbent directors of the Company (including any future directors who are elected by a majority of the shareholders) cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

•	as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or

•	upon the consummation of a plan of complete liquidation, dissolution, or sale of substantially all the assets of the Company.

Term; Modification of 2003 Plan

The amendments to the 2003 Plan would be effective as of the date the amended and restated plan is approved by the Company’s shareholders. The 2003 Plan will terminate in 2013, unless the Board of Directors terminates it prior to that date.

The Board of Directors may amend, alter or terminate the 2003 Plan in such respects as it deems advisable; provided that the Company’s shareholders must approve any amendment that would

•	materially increase the benefits accruing to participants under the 2003 Plan;

•	materially increase the number of shares of the Company’s common stock that may be issued under the 2003 Plan;

•	materially modify the requirements of eligibility for participation in the 2003 Plan; or

•	permit repricing of options.

Incentive awards granted under the 2003 Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the 2003 Plan.

Plan Benefits

Because benefits under the 2003 Plan will be determined by the Compensation Committee, in its sole discretion, it is not possible to determine the benefits that will be received by executive officers and other employees if the amended and restated 2003 Plan is approved by the shareholders. The Company’s practice has frequently been to make awards for multi-year periods, so awards made in any one year may not be indicative of awards in future years. For fiscal year 2005, the following awards were granted under the 2003 Plan:

•	the named executive officers received the awards described under “Compensation of Executive Officers-Summary Compensation Table” and “Options Granted in Last Fiscal Year”;

•	all current executive officers as a group, including the named executive officers, were granted non-qualified stock options covering 701,000 shares at exercise prices ranging from $10.67 to $15.63 per share; 174,550 shares of performance-based restricted stock; and 66,576 shares of restricted stock; and

•	all employees, including all current officers who are not executive officers, as a group were granted non-qualified stock options covering 2,000,320 shares at exercise prices ranging from $10.60 to $15.66 per share; 93,928 shares of performance-based restricted stock; 99,278 shares of restricted stock; and 82,701 performance-based restricted stock units.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2003 Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options. A participant generally will not recognize income on the grant or exercise of an incentive stock option so long as he or she has been an employee of the Company from the date the option was granted until three months before the date of exercise. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax.

If the employee holds the shares of common stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, the Company may not deduct any amount in connection with the incentive stock option.

In contrast, if an employee exercises an incentive stock option but does not satisfy the holding period requirements with respect to the shares of common stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of shares of common stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-or short-term capital gain (as applicable). If, however, the fair market value of shares of common stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

Non-Qualified Stock Options. Non-qualified stock options granted under the 2003 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value a share of common stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Stock Appreciation Rights. There are no immediate federal income tax consequences to a participant when a stock appreciation right is granted. Instead, the participant realizes ordinary income upon exercise of a stock appreciation right in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of common stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

Restricted Stock. The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The participant may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units. A participant generally is not required to recognize ordinary income on the grant of restricted stock units. Instead, ordinary income generally is required to be recognized upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is the amount of cash and/or the fair market value of any shares received plus the amount of taxes withheld from such amounts. The Company quarterly will be entitled to a corresponding tax deduction at the time the participant recognizes income with respect to the stock unit.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the 2003 Plan will be treated as a capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Code Section 162(m). Code Section 162(m) places a $1 million annual limit on federal income tax deductions for compensation paid by a publicly held corporation to certain executives. The limit does not apply, however, to “qualified performance-based compensation.” The Company believes that the grant of options and stock appreciation rights under the 2003 Plan will qualify for the performance-based exception to the deductibility limits. Restricted stock awards and awards of restricted stock units that vest based on the performance criteria described above also should qualify for the performance-based exception to the deductibility limits, assuming that the amended and restated 2003 Plan is approved by the shareholders.

State tax consequences may in some cases differ from those described above. Grants and awards under the 2003 Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDED AND RESTATED CIRCUIT CITY STORES, INC. 2003 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED CIRCUIT CITY STORES, INC. 2003 STOCK INCENTIVE PLAN.

ITEM THREE –– PROPOSAL TO APPROVE THE

INTERTAN CANADA, LTD. STOCK PURCHASE PROGRAM

Introduction

In May 2004 the Company completed the acquisition of InterTAN, Inc., a leading consumer electronics retailer of both private-label and brand name products with headquarters in Barrie, Ontario, Canada. InterTAN Canada, Ltd., a wholly owned subsidiary of InterTAN, Inc., operates retail stores and dealer outlets in Canada under the trade names RadioShack®, Rogers Plus® and Battery Plus®. Circuit City’s Board of Directors has approved, subject to shareholder approval, the InterTAN Canada, Ltd. Stock Purchase Program (the “SPP”) under which eligible participants may invest in Circuit City’s common stock.

Purpose and Material Features of the SPP

The basic purpose of the SPP is to provide eligible employees and joint venture managers of InterTAN Canada, Ltd. and participating affiliates (collectively called “InterTAN”) an opportunity for convenient and regular personal investments in Circuit City’s common stock. InterTAN employees would use payroll deductions and joint venture managers (who manage InterTAN stores under joint venture agreements with InterTAN) would contribute a percentage of the sales of their stores to acquire shares under the SPP. InterTAN would match a percentage of the contributions. The SPP would assist InterTAN in

•	retaining the services of its employees and joint venture managers,

•	aligning their interests with those of Circuit City and its shareholders and

•	providing incentives for program participants to exert maximum efforts for the success of InterTAN and Circuit City.

The following is a summary of the material terms of the SPP. The summary is qualified in its entirety by reference to the full text of the SPP, which is attached as Appendix B to this proxy statement. Capitalized terms used but not defined in this summary have the meanings assigned to them in the SPP.

Shares Available for Purchase

The SPP authorizes 500,000 shares of Circuit City’s common stock for purchase under the SPP. These shares may be newly issued shares or may be acquired for SPP participants in the open market.

Eligibility

Eligible SPP participants would include all persons who are 18 years or older and meet one or more of the four criteria listed below:

•	employed by InterTAN on a continuous full time basis and have completed 12 months of continuous full time service at the store manager level or higher (“Manager Level Participants”); or

•	employed by InterTAN and

•	were participating in a predecessor stock purchase program of InterTAN, Inc. (the “Predecessor Program”) as of May 21, 2002,

•	have continued participation in the Predecessor Program, and

•	have not elected to participate in the InterTAN Group RRSP program (“Grandfathered Participants”); or

•	joint venture managers of InterTAN who have been joint venture managers since July 1, 2002, and

•	were joint venture managers participating in the Predecessor Program as of May 31, 2002 or became joint venture managers between June 1, 2002 and June 30, 2002; and

•	have continued participation in the Predecessor Program; or

•	employed by InterTAN on a continuous full time basis and are otherwise, with the approval of Circuit City’s Board of Directors or Compensation and Personnel Committee, designated to be eligible participants by InterTAN (on the same terms and conditions as a Manager Level Participant).

As of April 5, 2005, approximately 276 Management Level Participants, 207 Grandfathered Participants and 28 joint venture managers were eligible to participate in the SPP. If participation were extended to all full time InterTAN employees, a total of 640 additional employees would have been eligible to participate in the SPP as of April 5, 2005.

Participation in the Plan

Manager Level Participants may participate in the SPP by electing to make purchases through payroll deductions, which may range from two percent to 10 percent of the employee’s earnings, unless deductions are otherwise limited by the Program Administrator. A Manager Level Participant may contribute up to U.S. $13,000 to the SPP in any one calendar year.

Grandfathered Participants may participate in the SPP by electing to make purchases through payroll deductions, which are no greater than the percentage of earnings the Grandfathered Participants had elected for payroll deductions under the Predecessor Program as of May 21, 2002, unless deductions are otherwise limited by the Program Administrator.

An eligible joint venture manager may elect to contribute a percentage of the sales of the manager’s store at a rate no greater than the percentage of sales the manager had elected to contribute under the Predecessor Program as of May 31, 2002 (or for persons who became joint venture managers between June 1, 2002, and June 30, 2002, either 0.25 percent or 0.50 percent of those sales), unless contributions are otherwise limited by the Program Administrator.

Payroll deductions and sales contributions may be increased or decreased; except that Grandfathered Participants or joint venture managers who elect to decrease their deduction or contribution may not subsequently increase it. InterTAN employees may suspend payroll deductions for up to six months.

Company Match

InterTAN will contribute an amount equal to 15 percent of a Manager Level Participant’s payroll deductions toward the purchase of shares.

In the case of Grandfathered Participants and eligible joint venture managers, InterTAN will contribute toward the purchase of shares an amount equal to forty to eighty percent of the participant’s payroll deductions or sales contributions, depending on the length of their continuous participation in the program. For the purposes of the InterTAN matching contribution, “continuous participation in the program” will include continuous participation in the Predecessor Program. No interest or other income will be paid or credited on account of employee payroll deductions, sales contributions or Company contributions.

Purchase of Stock; Distributions

Payroll deductions, sales contributions and Company matches will be accumulated during each calendar month and applied monthly towards the purchase of Circuit City’s common stock. InterTAN will transfer all contributed funds to the Program Administrator who will apply the funds in the participant’s account, including the Company matching contribution, to the purchase of shares of Circuit City’s common stock. The shares may be purchased in the open market or directly from Circuit City. The Program Administrator will hold the shares credited to each participant until a distribution is requested by the participant. An SPP participant may request a distribution of any or all of the shares held for the participant’s account. Fractional shares will be retained by the Program Administrator and carried forward for the participant’s credit or settled in cash.

Purchase Price

The purchase price per share at which shares will be purchased under the SPP is equal to either (i) the average cost of all shares purchased for a particular month when shares are purchased in the open market, or (ii) if shares are purchased directly from Circuit City, the average of the closing prices of Circuit City’s common stock on the New York Stock Exchange for each trading day in the month for which participant’s contributions and Company matches are made.

Dividends and Voting Rights

An SPP participant will receive cash dividends, and shares of Circuit City common stock issued as a result of a stock dividend or stock split, on stock held for the account of the participant on the applicable record date.

An SPP participant will have the right to vote full shares of Circuit City common stock held for the account of the participant and the right to receive annual reports, proxy statements and other documents sent to Circuit City’s shareholders generally. If a participant fails to respond in a timely manner to a request for instructions with respect to voting, the Plan Administrator will take such action with respect to the shares held for the participant as permitted by the New York Stock Exchange rules. To the extent that those rules and applicable law permit, the Plan Administrator will vote shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board of Directors of Circuit City.

Withdrawal from the SPP

The SPP provides for a full withdrawal of a participant’s account upon the participant’s

•	death;

•	termination of employment;

•	retirement at age 62 or older;

•	termination of service as a joint venture manager;

•	in the case of Grandfathered Participants, election to participate in the InterTAN Group RRSP program; or

•	withdrawal in full from participation in the SPP.

Upon a withdrawal from the SPP, a participant will receive

•	a stock certificate representing the nearest whole number of shares of Circuit City common stock in the participant’s account,

•	cash equal to the value of any fractional shares in the participant’s account, and

•	reimbursement of any uninvested cash held in the participant’s account.

Restrictions on Transfer

No interest in cash or stock held under the SPP before delivery to a participant can be transferred or encumbered. Any attempt by a participant to do so may be treated by the Program Administrator as an election by the participant to withdraw from the SPP.

Duration, Amendment and Termination

The Board of Directors of InterTAN, with the concurrence of the Compensation and Personnel Committee of the Board of Directors of Circuit City, may amend, suspend or terminate the SPP at any time, including amendments that change the rates of InterTAN contributions or any other provision of the SPP. To the extent required by law or, if applicable, the rules of the New York Stock Exchange, any such amendments will be conditioned upon approval by the shareholders of Circuit City.

The Board of Directors of InterTAN or any participating affiliate of InterTAN may suspend its participation in the SPP at any time.

New Plan Benefits

Because benefits under the SPP will depend on participants’ elections to participate and the trading price of Circuit City common stock at various future dates, it is impossible to determine the benefits that will be received by specific participants or groups of participants. Because the only eligible participants are employees or joint venture managers of InterTAN, Brian E. Levy, President and Chief Executive Officer of InterTAN, Inc., is the only named executive officer of Circuit City who will be eligible to participate in the SPP. No other officers or non-employee directors of Circuit City are currently eligible to participate in the SPP.

Canadian Income Tax Information

InterTAN matching contributions will be treated as income to participants and will result in an expense deduction for InterTAN.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE INTERTAN CANADA, LTD. STOCK PURCHASE PROGRAM IS IN THE BEST INTERESTS OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE INTERTAN CANADA, LTD. STOCK PURCHASE PROGRAM.

ITEM FOUR –– RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the fiscal year ended February 28, 2005, and has been selected by the Audit Committee to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that shareholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006. If shareholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

The following table presents fees billed to the Company by KPMG LLP for the fiscal years ended February 28, 2005, and February 29, 2004:

	2005	2004
Audit Fees	$1,321,250	$643,000
Audit-Related Fees	$286,762	$400,000
Tax Fees	$169,234	$329,000
All Other Fees	$0	$0

Audit Fees include fees billed for the audit of the annual consolidated financial statements and of the Company’s internal control over financial reporting, quarterly reviews of unaudited financial statements, and consents and other services related to registration statements filed with the Securities and Exchange Commission.

Audit-Related Fees include fees billed for audits of employee benefit plans, attestation services related to securitization activities and due diligence assistance on a proposed acquisition.

Tax Fees include fees billed for tax compliance, tax advice and tax planning.

During 2003, the Audit Committee adopted pre-approval guidelines for services performed by the Company’s independent registered public accounting firm. The guidelines require advance approval of all audit and non-audit services performed by KPMG LLP for the Company. Non-audit services involving fees payable to KPMG LLP of $25,000 or less may be approved in advance by the Chair of the Audit Committee, who then reports the approval at the next scheduled Audit Committee meeting. All services performed by KPMG during fiscal 2004 and fiscal 2005 were approved in accordance with the Committee’s pre-approval guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee’s primary purpose is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

During fiscal year 2005, the Committee met with management, the internal auditors and the independent registered public accounting firm. Regularly throughout the year, the Committee had separate private sessions with the independent registered public accounting firm and the internal auditors to discuss, among other things, financial management, accounting and internal control issues, assessment of the Company’s risks, audit plans and the overall quality of the Company’s financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the following with management and/or the independent registered public accounting firm:

•	Quarterly and year-end results;

•	The quality and acceptability of the audited financial statements;

•	Management’s discussion and analysis and the Company’s disclosure controls and procedures and internal control over financial reporting;

•	The Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting;

•	The matters required to be discussed with the independent registered public accounting firm under Statement on Auditing Standards No. 61, Communication with Audit Committees; and

•	The independence of the Company’s independent registered public accounting firm.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Company has also considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinions on the conformity of the Company’s annual consolidated financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

AUDIT COMMITTEE

Ronald M. Brill, Chair

Carolyn H. Byrd

Barbara S. Feigin

Allen B. King

J. Patrick Spainhour

OTHER BUSINESS

At this time, the Company does not know of any other business that will be presented to the meeting. If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION

AT THE 2006 ANNUAL MEETING

All proposals submitted by shareholders for presentation at the 2006 annual meeting must comply with the Securities and Exchange Commission’s rules regarding shareholder proposals. In addition, Section 1.3 of the Company’s bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. The notice must be received (1) on or after February 1 and before March 1 of the year in which the meeting will be held, if clause (2) is not applicable, or (2) not less than 90 days before the date of the meeting if the date for that meeting prescribed in the bylaws has been changed by more than 30 days. The shareholder’s notice must include

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;

•	the number of shares of stock of the Company beneficially owned by the shareholder;

•	a representation that the shareholder is a record holder at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and

•	any interest that the shareholder may have in such business.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the bylaws.

A proposal that any shareholder desires to have included in the proxy statement for the 2006 annual meeting of shareholders must be received by the Company no later than January 13, 2006.

By Order of the Board of Directors

ALICE G. GIVENS, Assistant Secretary

May 13, 2005

APPENDIX A

CIRCUIT CITY STORES, INC.

2003 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED EFFECTIVE JUNE 21, 2005

1. PURPOSE. The purpose of this Circuit City Stores, Inc. 2003 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Circuit City Stores, Inc. (the “Company”) by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ interests with those of the Company’s shareholders.

2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means, and shall be deemed to have occurred, upon the first to occur of any of the following events:

(i) The acquisition by any individual, entity, or group (a “Person”), including a “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding an Affiliate (as defined below) of the Company, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of thirty-five percent (35%) or more of either: (i) the then outstanding shares of common stock of the Circuit City Group (the “Outstanding Common Stock”); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding an acquisition resulting from the exercise of an option, conversion right, or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 1.05;

(ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) The consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty-five percent (25%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The consummation of a plan of complete liquidation, dissolution, or sale of substantially all the assets of the Company.

For purposes of this Section 2(d), “Affiliate” shall mean with reference to a specified Person, any Person that directly or indirectly through one (1) or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used in respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

(e) “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f) “Committee” means the committee appointed by the Board as described under Section 15.

(g) “Company” means Circuit City Stores, Inc., a Virginia corporation.

(h) “Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i) “Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(j) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k) “Fair Market Value” means, for any given date, the average of the high and low prices of the Company’s Common Stock on that date as reported by the exchange on which the Common Stock generally has the greatest trading volume.

(l) “Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit under the Plan.

(m) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n) “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six (6) months or (ii) has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under Section 8 of the Plan, at a price determined in accordance with the Plan.

(q) “Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

(r) “Participant” means any employee who receives an Incentive Award under the Plan.

(s) “Performance Criteria” means the criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following:

(i) Pre-tax earnings (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); (ii) earnings per share (including or excluding nonrecurring items); (iii) return on invested capital (ROIC); (iv) free cash flow; (v) value added (ROIC less cost of capital multiplied by capital); (vi) total shareholder return; (vii) economic value added (net operating profit after tax less cost of capital); (viii) operating ratio; (ix) cost reduction (or limits on cost increases); (x) debt to capitalization; (xi) debt to equity; (xii) earnings; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) earnings per share before extraordinary items; (xvi) income from operations (including or excluding nonrecurring items); (xvii) income from operations compared to capital spending; (xviii) net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); (xix) net sales; (xx) comparable store sales changes; (xxi) price per share of Company Stock; (xxii) return on assets; (xxiii) return on capital employed; (xxiv) return on equity; (xxv) return on investment; (xxvi) return on sales; (xxvii) sales volume; and (xxviii) operating profit margin. Measurement of Performance Criteria against goals excludes the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements or Management’s Discussion and Analysis in the Annual Report. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(t) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(u) “Restricted Stock Award” means an award of Restricted Stock granted under the Plan.

(v) “Restricted Stock Unit” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

(w) “Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) or any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(x) “Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 9.

(y) “Subsidiary” means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

(z) “10 percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

3. GENERAL. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.

4. STOCK. Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan thirteen million (13,000,000) shares of Company Stock. Subject to Section 14 of the Plan, no more than 1,500,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one employee during any single calendar year. Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award surrendered either actually or by attestation or withheld (i) pursuant to the exercise of the Option or other Award under the Plan or (ii) in satisfaction of Applicable Withholding Taxes with respect to Incentive Awards under the Plan.

5. ELIGIBILITY.

(a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 15, to select which employees shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6. RESTRICTED STOCK AWARDS.

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i) The Committee may prescribe that a Participant’s rights in a Restricted Stock Award shall be forfeitable or otherwise restricted for a period of time upon the satisfaction of performance objectives, including performance objectives stated with reference to Performance Criteria or other such criteria as may be prescribed by the Committee.

(ii) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

(iii) Except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control, the restrictions on such Restricted Stock Awards must remain in effect and may not lapse for a period of one year beginning on the Date of Grant with respect to a Restricted Stock Award that requires the attainment of performance objectives stated with reference to Performance Criteria, or for a period of two years beginning on the Date of Grant with respect to all other Restricted Stock Awards.

(iv) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.

(c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e) Notwithstanding the forfeiture provisions of paragraph (b)(iv) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (b) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

7. RESTRICTED STOCK UNIT AWARDS.

(a) Whenever the Committee deems it appropriate to grant an Incentive Award of Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units for which the Incentive Award is granted and the terms and conditions to which the Restricted Stock Units are subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. Restricted Stock Units may be made by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units issued pursuant to the Plan shall be subject to the following restrictions:

(i) The Committee may prescribe that a Participant’s rights in a Restricted Stock Unit shall be forfeitable or otherwise restricted for a period of time upon the satisfaction of performance objectives, including performance objectives stated with reference to Performance Criteria or other such criteria as may be prescribed by the Committee.

(ii) Except as provided under paragraph (c) or (d) in the case of Disability, retirement, death or a Change in Control, the restrictions on such Restricted Stock Units must remain in effect and may not lapse for a period of one year beginning on the Date of Grant, with respect to a Restricted Stock Unit that requires the attainment of performance objectives stated with reference to Performance Criteria, or for a period of two years beginning on the Date of Grant with respect to all other Restricted Stock Units.

(iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (c) or (d) below, on the date such Participant shall cease to be so employed.

(c) The Committee shall establish as to each Incentive Award of Restricted Stock Units the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(d) Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(e) Each Participant shall agree at the time his Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the

Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

8. STOCK OPTIONS.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the eligible employee.

(b) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10 percent Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100 percent of the Fair Market Value of such shares on the Date of Grant. Except as provided in Sections 13 or 14, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or for another Incentive Award.

(d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of:

(x) Ten years (or, in the case of an Incentive Stock Option granted to a 10 percent Shareholder, five years) from the Date of Grant,

(y) Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z) One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount “). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement, and, in such event, paragraph (d) shall not apply.

9. STOCK APPRECIATION RIGHTS.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which Fair Market Value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:

(x)	the closing price of the Company Stock on the exchange on which it is then traded on the business day immediately preceding the day of exercise;

(y)	the highest closing price of the Company Stock on the exchange on which it is then traded, during the 90 days immediately preceding the Change of Control; or

(z)	the greater of (x) or (y).

(iv) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii) Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest under the Code. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(e) Notwithstanding anything herein to the contrary, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

11. NONTRANSFERABILITY OF INCENTIVE AWARDS. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement. Incentive Stock Options, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12. EFFECTIVE DATE OF THE PLAN AND TRANSITION. This Plan shall be effective upon approval by the shareholders of Circuit City Stores, Inc. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.

13. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 28, 2013. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Incentive Awards, materially increases the benefits accruing to Participants under the Plan, or permit the surrender of an Option in consideration for the grant of a new Option with a lower exercise price or another Incentive Award, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14. CHANGE IN CAPITAL STRUCTURE.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Restricted Stock or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of

Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes (xiii) the terms and conditions applicable to Restricted Stock Awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock or Restricted Stock Units will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award. In addition, other than an adjustment under section 13 or 14, no action may be taken by the Committee which would reduce the exercise price of an Option or a Stock Appreciation Right, whether by amendment, cancellation or otherwise, after the Date of Grant of such Option or Stock Appreciation Right.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e) All members of the Committee must be “outside directors” as described in Code section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(f) Any other provision of this Plan to the contrary notwithstanding, the Committee may, in its discretion, specify that grants and Awards to any United States national who is employed by the Company or provides services to the Company or a Subsidiary outside of the United States or to any foreign national who is employed by the Company or provides services to the Company or a Subsidiary, can be made on such terms and conditions that are different from those specified in the Plan and which, in the judgment of the Committee, are necessary and desirable to further the purposes of the Plan.

16. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be made in accordance with procedures established by the Committee.

17. SHAREHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participant has satisfied all requirements under the terms of the Incentive Award.

18. NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19. INTERPRETATION. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Options, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).

APPENDIX B

INTERTAN CANADA, LTD.

STOCK PURCHASE PROGRAM

I.

PURPOSE AND SCOPE

The InterTAN Canada, Ltd. Stock Purchase Program (the “Program”) provides certain employees and Joint Venture Managers of InterTAN Canada, Ltd. (“InterTAN”) and its Participating Affiliates (collectively called the “Company”) an opportunity for convenient and regular personal investments in the common stock, $0.50 par value per share (“Stock”), of Circuit City Stores, Inc. (“Circuit City”), the parent corporation of InterTAN.

The Program enables eligible employees to invest in Stock through payroll deduction and enables eligible Joint Venture Managers to invest in Stock through a contribution of a percentage of sales of a Joint Venture Manager’s store.

The Program provides for Company Contributions that are also invested in Stock.

II.

PARTICIPATION IN THE PROGRAM

A. ADOPTION OF PROGRAM. InterTAN and each of its Participating Affiliates may adopt the Program for all or part of its employees, subject to approval of its Board of Directors and of Circuit City’s Board of Directors or Compensation and Personnel Committee.

B. ELIGIBILITY. Subject to the provisions of Section XIX with respect to union-represented employees, all persons who are 18 years old or over and:

(1)	are employed by the Company at the manager level or higher upon a basis which contemplates Continuous Full Time Service and have completed 12 months of Continuous Full Time Service at the store manager level or higher (such eligible employees being referred to as the “Manager Level Participants”); or

(2)	are employed by the Company and (A) were participating in the InterTAN, Inc. Stock Purchase Program as of May 21, 2002, (B) did not withdraw from or terminate participation in such program, and (C) have not elected to participate in the InterTAN Group RSPP program (such eligible employees being referred to herein as the “Grandfathered Participants”); or

(3)	are Joint Venture Managers of the Company and have been Joint Venture Managers of the Company since July 1, 2002 and (A) were either Joint Venture Managers participating in the InterTAN, Inc. Stock Purchase Program as of May 31, 2002 or who became Joint Venture Managers between June 1, 2002 and June 30, 2002; and (B) did not withdraw from or terminate participation in such program (such eligible Joint Venture Managers being referred to herein as the “JV Participants”); or

(4)	are employees of the Company on a basis that contemplates Continuous Full Time Service who are otherwise, with the approval of Circuit City’s Board of Directors or Compensation and Personnel Committee, designated to be eligible participants by InterTAN or the other Participating Affiliate that employs them (any employee designated to be an eligible participant under this subparagraph (4) to participate on the same terms and conditions as a Manager Level Participant);

shall be eligible to participate in the Program. Participation in the Program shall be entirely voluntary and the election may be made to participate through Employee Payroll Deductions or Sales Contributions, as applicable, under Section III. All eligible persons under (1) – (4) above who elect to participate in the Program shall be referred to as

“Participants.” To remain eligible for participation in the Program, an employee must continue to be an “Employee” engaged in Continuous Full Time Service for InterTAN or a Participating Affiliate or, in the case of Grandfathered Participants, in employment which contemplates continued Qualifying Service. To remain eligible for participation in the Program, a JV Participant must continue to be a Joint Venture Manager for InterTAN or a Participating Affiliate.

C. APPLICATION FOR PARTICIPATION. In order to become a Participant hereunder, each employee eligible to be a Manager Level Participant shall execute a written application wherein he shall evidence:

(1)	his intent to participate in the Program;

(2)	his consent for Employee Payroll Deductions in accordance with Section III below; and

(3)	his acknowledgement and consent to pay the tax resulting from the Company’s contribution under applicable tax provisions of the country in which he resides and/or is subject to income tax.

Once an employee has completed the necessary service for participation in the Program as a Manager Level Participant, he may file an application for participation at any time thereafter. His participation in the Program shall not become effective, however, until the start of the next pay period after the application is received by the Company.

Each existing Participant in the InterTAN, Inc. Stock Purchase Program as of the Effective Date who meets the eligibility requirements set forth in Section II.B. shall automatically continue as a Participant without further action.

III.

INVESTMENT OPTIONS

A. RATE OF EMPLOYEE PAYROLL DEDUCTIONS, ETC.

(1)	Manager Level Participants may elect to have Employee Payroll Deductions withheld at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10 percent of Earnings (as defined in Section XVIII), but not less than U.S. $10.00 per month (or the local country equivalent for a Participating Affiliate), provided, however, that the Program Administrator may from time to time, either generally with respect to all employees, or upon a selective basis with respect to employees of a InterTAN or a particular Participating Affiliate, limit the authorized Employee Payroll Deductions to a percentage less than 10% of Earnings, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected Manager Level Participants. The maximum amount that may be deducted by each Manager Level Participant in any one calendar year is $13,000.

(2)	Grandfathered Participants may elect to have Employee Payroll Deductions withheld at a rate equal to or less than the percentage of Earnings (as defined in Section XVIII) such Grandfathered Participant had elected for payroll deductions as of May 21, 2002, but not less than U.S. $10.00 per month (or the local country equivalent for a Participating Affiliate), provided, however, that the Program Administrator may from time to time, either generally with respect to all employees, or upon a selective basis with respect to employees of InterTAN or a particular Participating Affiliate, limit the authorized Employee Payroll Deductions to a percentage less than the percentage of Earnings being deducted by such Grandfathered Participant, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected Grandfathered Participants.

(3)	JV Participants may elect to contribute a percentage of the sales (a “Sales Contribution”) of such JV Participant’s store at a rate equal to or less than the percentage of sales such JV Participant had elected to contribute as of May 31, 2002 or at the rate chosen by a JV Participant in the case of persons who became JV Participants between June 1, 2002 and June 30, 2002 (either 0.25% or 0.50% of sales); provided, however, that the Program Administrator may from time to time, either generally with respect to all JV Participants, or upon a selective basis with respect to certain classes of JV Participants, limit the authorized contribution level to a percentage less than 0.25% of sales, and upon the adoption of any such limitations, prompt notice thereof shall be given to affected JV Participants.

(4)

Participants who are employees of InterTAN or any Participating Affiliate shall designate their rate of Employee Payroll Deductions by means of a signed payroll deduction authorization form. The initial rate of deduction authorized by the Participant shall become effective with the first day of the pay period following the date on which the authorization is received by his payroll department. The initial authorization shall continue in effect, notwithstanding any change in Participant’s earnings, until the Participant authorizes a change in his rate of deduction, as provided in Section III.B. below, or until the Participant becomes ineligible for the Program. Deductions made subject to such authorization are called “Employee Payroll Deductions.” A Participant’s percentage rate of Employee Payroll Deductions may not be changed without his express consent. JV Participants shall designate their rate of participation in a manner that is acceptable to the Program Administrator.

B. CHANGES IN RATE OF DEDUCTIONS. Without withdrawing from the Program, a Participant may at any time by written notice to his payroll department:

(1)	In the case of employees of InterTAN or any Participating Affiliate, suspend Employee Payroll Deductions effective with the first day of the pay period following the date on which the notice is received by his payroll department. The suspension shall be for a period of six (6) months, after which the deductions will automatically be resumed. A Participant may have only one six-month suspension in any twelve (12) month period. During the six-month suspension, the Participant shall receive no credit for “Participation in the Program” as that term is used in Section IV.B.

(2)	In the case of Manager Level Participants, increase or reduce the percentage rate of Employee Payroll Deductions, effective with the first payroll period in the month following receipt of notice.

(3)	In the case of Grandfathered Participants, reduce the percentage rate of Employee Payroll Deductions, effective with the first payroll period in the month following receipt of notice; provided that once the percentage rate of Employee Payroll Deductions is reduced, it may not subsequently be increased.

(4)	In the case of JV Participants, reduce the percentage rate of Sales Contributions, effective the first day of the month following receipt of notice; provided that once the percentage rate of Sales Contributions is reduced, it may not subsequently be increased.

C. PROCEDURE. Changes in the percentage rate of Employee Payroll Deductions shall be made by signing a new payroll deduction authorization on a form authorized by the Program Administrator. In the case of JV Participants, a reduction in the percentage rate of Sales Contributions shall be made in a manner acceptable to the Program Administrator.

IV.

CREDITS TO PARTICIPANTS

As of the end of each calendar month, the following credits shall be made to each Participant’s account:

A. EMPLOYEE PAYROLL DEDUCTIONS AND SALES CONTRIBUTIONS. The amount of Employee Payroll Deductions withheld or Sales Contributions made during such month shall be credited to each Participant’s account, as applicable.

B. COMPANY CONTRIBUTION. A monthly amount (the “Company Contribution”) calculated as set forth below, shall be contributed to each Participant’s account by InterTAN or the Participating Affiliate with whom he is either employed or has a Joint Venture Manager relationship; provided, however, that such contribution will not be made for the partial month in which a Participant may withdraw from the Program.

In the case of Manager Level Participants, the Company Contribution shall be equal to 15% of the Employee Payroll Deductions withheld during such month.

In the case of Grandfathered Participants, the amount of the Company Contribution shall be determined on the basis of each payroll period by multiplying the following appropriate percentage times Employee Payroll Deductions (for this purpose, “period of continuous participation” includes continuous participation in the InterTAN, Inc. Stock Purchase Program):

Period of Continuous Participation in the Program	Amount of Company’s Matching Contribution
One (1) Day through Three (3) Years	Forty Percent (40%)
Over Three (3) Years through Five (5) Years	Sixty Percent (60%)
Over Five (5) Years	Eighty Percent (80%)

In the case of JV Participants, the amount of the Company Contribution shall be determined by multiplying the following appropriate percentage times the amount of Sales Contributions made by such JV Participant during the month (for this purpose, “period of continuous participation” includes continuous participation in the InterTAN, Inc. Stock Purchase Program):

Period of Continuous Participation in the Program	Amount of Company’s Matching Contribution
One (1) Day through Three (3) Years	Forty Percent (40%)
Over Three (3) Years through Five (5) Years	Sixty Percent (60%)
Over Five (5) Years	Eighty Percent (80%)

C. APPLICATION OF MONTHLY CREDITS. The Employee Payroll Deductions, Sales Contributions and Company Contributions are to be applied to the acquisition of Stock monthly and shall be credited to the Participant’s account as Stock and as Fractional Shares (as defined in Section XVIII) on the basis of a price (the “Stock Price”) equal to either (i) the average cost of all shares purchased for a particular month when shares are purchased on the open market, or (ii) if shares are purchased directly from Circuit City, the average of the closing prices of the Stock on the New York Stock Exchange for each trading day in the month for which such credits are made.

D. DIVIDEND INCOME ON STOCK. All cash dividends on Stock and Fractional Shares held for the account of a Participant on the record date designated by Circuit City for such dividend shall be paid to the Participant as soon as possible.

E. STOCK DIVIDENDS OR SPLITS. All Stock issued by Circuit City as result of a stock dividend or stock split on Stock and Fractional Shares held for the account of a Participant on the record date designated by Circuit City shall be credited to the Participant’s account (in an amount per share equal to the per share dividend actually paid by Circuit City on its shares of Stock outstanding as of the record date) on the distribution date designated by Circuit City for such stock dividend or stock split.

V.

FUND TRANSFERS

A. EMPLOYEE PAYROLL DEDUCTIONS. InterTAN and each other Participating Affiliate shall transfer to the Program Administrator the Employee Payroll Deductions or Sales Contributions of each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deductions are withheld or such Sales Contributions are made.

B. COMPANY CONTRIBUTIONS. InterTAN and each other Participating Affiliate shall transfer to the Program Administrator the Company Contribution for each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deductions are withheld or such Sales Contributions are made.

C. APPLICATION OF FUNDS. The Program Administrator shall use the funds transferred to it under this Section V to purchase Stock either in the open market or directly from Circuit City, in accordance with Section VI.

VI.

INVESTMENT

A. STOCK.

(1)	Any Stock required for the purposes of the Program may, at the discretion of Circuit City, be authorized and unissued shares or shares purchased in open market transactions.

(2)	Stock credited to the accounts of Participants shall be held by the Program Administrator as agent for the Participants.

(3)	The total number of shares of Stock which is authorized for purchase by Participants under the Program is 500,000.

B. OTHER INTEREST AND INCOME. Except as herein expressly provided, no interest or other income will be paid or credited on account of Employee Payroll Deductions, Sales Contributions, Company Contributions, or any other account payable or credited to Participants.

VII.

RETENTION OF SHARES

A. RETENTION. The Program Administrator shall retain all Stock credited to each Participant under the Program until a distribution is requested under Section VII.B.

B. DISTRIBUTION.

(1)	When made. A Participant may request a distribution of any or all Stock held for his account in the Program once during any calendar year, except that any Fractional Share of Stock shall be retained by the Program Administrator and carried forward to the credit of the Participant.

(2)	Fractional Shares. In lieu of retaining Fractional Shares, the Program Administrator may, at its election, distribute to any Participant who has no Employee Payroll Deductions in effect the value of any Fractional Share held for the account of the Participant. For such Fractional Share of Stock, the Program Administrator shall pay the Participant the pro rata Stock Price for the month preceding the date of the distribution.

VIII.

WITHDRAWALS AND PAYMENTS

A. WITHDRAWALS. The Program provides for a full withdrawal of a Participant’s account upon delivery of a written notice of withdrawal to the Program Administrator upon the Participant’s:

(1)	death;

(2)	termination of employment;

(3)	retirement at age 62 or older;

(4)	termination of service as a Joint Venture Manager;

(5)	in the case of Grandfathered Participants, election to participate in the InterTAN Group RRSP program; or

(6)	withdrawal in full from participation in the Program.

B. PAYMENT IN STOCK. The Participant will be paid the full balance of his account as follows: (i) a stock certificate representing the nearest whole number of shares of Stock; (ii) cash equal to the value of any Fractional Shares; and (iii) reimbursement of any uninvested cash held for his account.

C. DETERMINATION OF AMOUNT OF PAYMENT. The amount of any cash payment for Fractional Shares will be determined by the Stock Price, respectively:

(1)	for the calendar month preceding the receipt of the written notice of withdrawal; or

(2)	in the absence of receipt by the Program Administrator of a written notice of withdrawal from the Participant, the calendar month in which one of the withdrawal events is recorded in the records of the Program Administrator, regardless of the month such event occurred.

D. RECIPIENT OF PAYMENT. All withdrawal payments, including the delivery of any stock certificate, will be made to the Participant except withdrawal payments resulting from death of the Participant, in which event the payment will be made to the beneficiary designated by the Participant or as otherwise provided by the Program. In event of death of a Participant, the Participant’s beneficiary may act on behalf of the Participant. Payment to the Participant or his beneficiary shall be made as soon as practicable after the event permitting withdrawal.

E. AUTOMATIC WITHDRAWAL. If a Participant (who is not on an approved leave of absence, who has not been temporarily laid off or who has not suspended his Employee Payroll Deductions hereunder) does not make an employee payroll contribution or Sales Contribution to the Program for two consecutive payroll periods, the Participant will be treated as having withdrawn from the Program.

F. REENTERING THE PROGRAM. A Manager Level Participant continuing in employment may not reenroll in the Program until the expiration of a period of twelve (12) months after his withdrawal. A Grandfathered Participant or a JV Participant may not reenroll in the Program after withdrawal from the Program.

IX.

BENEFICIARY

A. DESIGNATION OF BENEFICIARY. Participants shall file with the Company a written designation of beneficiary designating who is to receive any Stock and any cash to the Participant’s credit under the Program in the event of his death before delivery to him of such Stock and cash.

B. CHANGE OF BENEFICIARY. A Participant may change his beneficiary designation at any time by written notice to the Program Administrator. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by the Program Administrator, but without prejudice to the Company on account of payments made before such receipts.

C. PAYMENT OF BENEFICIARY. Upon the death of a Participant and upon receipt of proof deemed adequate by the Company of the identity and existence at the Participant’s death of a beneficiary or beneficiaries validly designated by him under the Program, payment will be made to the beneficiary or beneficiaries in the manner and form as set forth in Section VIII hereof.

D. ABSENCE OF BENEFICIARY. In the absence of a beneficiary validly designated under the Program who is living at the time of a Participant’s death, payment shall be made to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed to the knowledge of the Company (or in the event such executor or administrator has been disqualified), payment may be made to such person or persons as the Company shall be satisfied is or are legally entitled thereto.

E. INTEREST OF BENEFICIARY IN PROGRAM. No designated beneficiary shall, before the death of the Participant by whom he has been designated, acquire any interest in the Stock, Fractional Share, or cash credited to the Participant under the Program.

X.

VOTING OF STOCKS

A Participant shall have the right to vote full shares of Stock held for the account of the Participant in the Program and the right to receive annual reports, proxy statements and other documents sent to holders of Stock generally; provided, however, that so long as such shares are held for a Participant by the Program Administrator, if a

Participant fails to respond in a timely manner to a request for instructions with respect to voting, the Program Administrator shall take such action with respect to the shares held for the Participant as permitted by the New York Stock Exchange rules. To the extent that such rules and applicable law permit, the Program Administrator shall vote shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board of Directors of Circuit City.

XI.

ADMINISTRATION

A. PROGRAM ADMINISTRATOR. The Program shall be administered by InterTAN (the “Program Administrator”) or such of its officers or employees or third party individuals or entities to which InterTAN has duly delegated some or all of its duties and responsibilities as Program Administrator in accordance with a resolution or resolutions of its Board of Directors. Without limiting the generality of the foregoing, InterTAN shall appoint a third party to act as Program Administrator for the purpose of (i) receiving Employee Payroll Deductions, Sales Contributions and Company Contributions as custodian thereof and using those funds to purchase Stock as provided in Section V, and (ii) holding Stock as agent for the Participants in accordance with Section VI.

B. POWERS OF ADMINISTRATOR. The powers of the Program Administrator with respect to the administration of this Program shall include, in addition to those conferred elsewhere in the Program, but shall not be limited to:

(1)	Authorizing delivery and payment of Stock and cash under the Program;

(2)	Making, amending and enforcing all appropriate rules and regulations for the administration of the Program;

(3)	Subject to Section II hereof, waiving eligibility requirements under the Program;

(4)	Making determinations regarding transitional eligibility (including, without limitation, eligibility for employees who become Joint Venture Managers or Grandfathered Participants who become Manager Level Participants after the Effective Date); and

(5)	Deciding or resolving any and all questions as may arise in connection with the Program.

C. AUTHORITY. Any determination, decision or action concerning or with respect to any question arising out of or in connection with the construction, interpretation, administration and application of the Program and of its rules and regulations shall lie within the absolute discretion of the Program Administrator and shall be final, conclusive and binding upon each Participating Affiliate, each individual Participant and any and all persons claiming under or through any Participant.

D. COSTS OF ADMINISTRATION. All costs of administration of the Program shall be paid by the Company.

XII.

PARTICIPATION BY AFFILIATED COMPANIES

InterTAN and any direct or indirect subsidiary of Circuit City whose principal operations are conducted outside the United States of America (any such direct or indirect subsidiary, a “Participating Affiliate”) may, subject to Section II, participate in the Program. Any Participating Affiliate shall be bound by the terms of this document, as amended from time to time.

XIII.

NO WARRANTY OF SECURITY VALUES

Neither Circuit City, InterTAN nor any Participating Affiliate, their respective officers, directors, employees, agents or servants, warrants or represents in any way that the value of Stock in which a Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of the Stock to the extent he may have an interest therein.

XIV.

GENERAL PROVISIONS

A. EXTENT OF CERTAIN RIGHTS OF PARTICIPANTS. Participation in the Program by an employee shall not entitle any employee to be retained in the service of InterTAN or any Participating Affiliate. The right and power of InterTAN and of each Participating Affiliate to dismiss or discharge any employee is specifically reserved. Participation in the Program by a Joint Venture Manager shall not constitute employment of the Joint Venture Manager by InterTAN or any Participating Affiliate nor shall it entitle any Joint Venture Manager to continue to serve as a Joint Venture Manager for InterTAN or any Participating Affiliate. The right and power of InterTAN and of each Participating Affiliate to terminate its relationship with the Joint Venture Manager is specifically reserved.

B. LIMITATION OF PARTICIPANT’S RIGHTS. No Participant nor any person claiming under or through him shall have any right or interest under the Program that is not herein expressly granted.

C. ASSIGNMENT. No interest in any Stock or cash held under the Program before delivery to the Participant as hereinabove provided shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part either directly, by operation of law or otherwise. If any attempt is made by a Participant to assign, alienate, pledge or otherwise encumber his interest in such Stock or cash before such delivery, for his debts, liabilities in tort or contract, or otherwise, then the Program Administrator (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Program and submit to any loss of rights as provided in the Program in the case of a withdrawal at the time of such attempt.

D. QUARTERLY STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar quarter, each Participant shall be furnished with a statement of his account under the Program.

E. REGISTRATION OF STOCK. Each Participant shall furnish written instructions to the Program Administrator for the registration of the Stock to be delivered to him under the Program. Such Stock will be registered in his name alone or in his name and that of such other adult person or persons as he may designate as joint tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by the Program Administrator of written instructions to change the registration previously authorized. In the absence of such written instructions, Stock to be delivered to a Participant will be registered in his name alone or in the event of his death before such delivery will be registered in the name of the person or persons entitled thereto.

F. MISCELLANEOUS.

(1)	The Program Administrator may rely upon the authenticity of any information supplied to it by the Company in connection with the operation of the Program, and shall be fully protected in relying upon such information.

(2)	No individual administering or aiding in the administration of the Program shall have any liability except as provided in Section XIV.F.3. below. As a condition precedent to participation in the Program or the receipt of benefits hereunder, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant, such waiver and release to be conclusively evidenced by the act of participation or the acceptance of benefits hereunder.

(3)	No individual administering or aiding in the administration of the Program shall be liable except for his own acts or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used herein, “individual administering or aiding in the administration of the Program” shall include any share owner, director, officer, employee or agent of the Program Administrator, InterTAN, any Participating Affiliate or Circuit City.

(4)	The Program Administrator, InterTAN, any Participating Affiliate or Circuit City may require compliance with any legal requirements it deems necessary as a condition for delivery of, or payment for, any Stock or cash to the credit of a Participant under the Program.

(5)	By a Participant’s act of participating in the Program or by the acceptance of any of the benefits thereunder, such Participant and any and all persons claiming under or through any such Participant shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Program.

(6)	For the purposes of the Program, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural and vice versa.

XV.

NOTICES AND COMMUNICATIONS

A. TO PARTICIPANTS. All notices, reports and other communications to a Participant under or in connection with the Program shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.

B. BY PARTICIPANTS. All notices, instructions or other communications by a Participant to the Program Administrator, InterTAN or any Participating Affiliate under or in connection with the Program shall be duly given, made or delivered when received in the form specified by the Program Administrator from time to time and at the location, or by the person, designated for receipt of such notice, instruction or other communication by the Program Administrator from time to time.

XVI.

AMENDMENT, SUSPENSION OR TERMINATION

A. AUTHORITY TO AMEND, SUSPEND OR TERMINATE. The Board of Directors of InterTAN, with the concurrence of the Compensation and Personnel Committee of the Board of Directors of Circuit City, may amend, suspend or terminate the Program at any time, or from time to time, and the Board of Directors of InterTAN or any Participating Affiliate may suspend its participation in the Program at any time. Without limitation, amendments may change

(1)	the rates of Company Contributions, or

(2)	any other provisions of the Program.

To the extent required by law or, if applicable, the rules of the New York Stock Exchange, any such amendments shall be conditioned upon approval by the stockholders of Circuit City.

B. DELEGATION OF AUTHORITY. The Board of Directors of InterTAN, with the concurrence of the Compensation and Personnel Committee of the Board of Directors of Circuit City, may delegate to the Program Administrator the authority to amend any provision of this Program, provided such amendment,

(1)	is of an administrative nature, or

(2)	does not result in any material increase in the Company’s costs.

C. AMENDMENTS. No amendment, suspension or termination shall adversely affect any rights of a Participant to Stock, Fractional Shares, or cash to his credit under the Program as of the date of amendment, suspension or termination.

XVII.

APPLICABLE LAW

Any question concerning or in respect of the validity, construction, interpretation, administration and effect of the Program, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the Province of Ontario, except to the extent that matters relating to the issuance of Stock are governed by the laws of the Commonwealth of Virginia or of the United States of America.

XVIII.

DEFINITIONS

For the purposes of the Program, unless some other meaning is clearly indicated by the context, the following definitions shall be applicable:

“Circuit City” is defined in Section I.

“Company” is defined in Section I.

“Company Contribution” is defined in Section IV.B.

“Continuous Full Time Service” means the most recent period of uninterrupted employment as an employee of the Company when such employment consists of more than thirty-five (35) hours per week for more than five (5) months per year. The continuity of an employee’s service shall not be deemed to be broken during such period as the employee shall be:

(a)	on military leave; or

(b)	on other leave of absence authorized by the Company for sickness, disability, or other circumstances, granted in accordance with an established and uniformly applied Company policy; or

(c)	laid off in order to effect a temporary reduction in personnel, provided such employee shall be reemployed within three hundred sixty-five (365) days after such lay-off.

“Earnings” means the amount an Employee is receiving as salary or wages from the Company, including

(a)	payments for overtime, vacation pay, night shift bonus, and any cost of living adjustment, including incentive compensation, other variable compensation or bonus, but excluding

(b)	living allowance, retainers, any special payments made for services performed outside his regular duties and any other special payments,

except to the extent that the inclusion of any item in (b) above is specifically approved by the Chief Executive Officer of InterTAN or any Participating Affiliate or by such employee or employees of the Company as he may authorize in writing.

Commissions shall be included as Earnings only to the extent determined by the Chief Executive Officer of InterTAN or any Participating Affiliate or by such employee or employees of the Company as he may authorize in writing.

“Effective Date” is defined in Section XIX.

“Employee” means a regular employee of the Company receiving wages or salary, but shall not include any person compensated under a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, “Employee” shall also include, without limitation, any salesman who is a bona fide employee of the Company and recognized as such for payroll tax/insurance purposes.

“Employee Payroll Deductions” is defined in Section III.A.

“Fractional Share” means an interest equivalent to and expressed as a fraction of a share of Stock determined by dividing that amount credited to the Participant to be applied to the purchase of Stock (but which is insufficient to acquire a full share of Stock) by the applicable Stock Price for the applicable month with respect to such credit.

“Grandfathered Participants” is defined in Section II.B.2.

“InterTAN” is defined in Section I.

“JV Participants” is defined in Section II.B.3.

“Joint Venture Manager” means a party who manages a store under a Joint Venture Agreement with InterTAN or a Participating Affiliate.

“Manager Level Participants” is defined in Section II.B.1.

“Participant” is defined in Section II.B.

“Participating Affiliates” is defined in Section XII.

“Program” is defined in Section I.

“Program Administrator” is defined in Section XI.A.

“Qualifying Service” means the completion of uninterrupted employment of 1,000 hours of employment in any twelve (12) month period.

“Sales Contribution” is defined in Section III.A.3.

“Stock” is defined in Section I.

“Stock Price” is defined in Section IV.C.

XIX.

EFFECTIVE DATE

A. The terms of the Program shall become effective as of July 1, 2005, or such earlier or later date as the Board of Directors of InterTAN, with the concurrence of the Compensation and Personnel Committee of the Board of Directors of Circuit City, shall determine, but only upon receipt of approvals, rulings and orders (satisfactory to Circuit City and InterTAN and to the extent deemed by InterTAN or Circuit City to be necessary or desirable) by the appropriate governmental authorities with respect to the Program and any action contemplated under the Program and upon approval of the Program by the stockholders of Circuit City. The Program shall supersede, in its entirety, the InterTAN, Inc. Amended and Restated Stock Purchase Program dated as of July 1, 2002.

B. Notwithstanding the provisions of Section II and Paragraph A of this Section, employees who are represented by a union (as determined by the required certification process of the jurisdiction in which the employees are employed) or the provisions of any local labor law of a country in which the Company operates shall become eligible to participate in the Program.

(a)	only after the Company and such union shall have entered into a written agreement to the effect that the Program shall be offered to the employees so represented, and

(b)	only in accordance with any conditions or requirements contained in such agreement.

CIRCUIT CITY STORES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 21, 2005

10:00 a.m. (EDT)

Circuit City Stores, Inc.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 21, 2005.

The shareholder named on the reverse side, having received the Annual Report on Form 10-K for the fiscal year ended February 28, 2005, and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 13, 2005, hereby appoints W. Stephen Cannon and Robert L. Burrus, Jr. (the “Named Proxies”), and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Circuit City Stores, Inc. (the “Company”) common stock, which the shareholder on the reverse side would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 21, 2005, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, with full discretion to vote on any matter that may come before the Annual Meeting, except that such shares shall be voted in accordance with the special instructions set forth on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 20, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cc/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 20, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Circuit City Stores, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Carolyn H. Byrd 02 Ursula O. Fairbairn	03 Alan Kane 04 J. Patrick Spainhour	☐ Vote FOR all nominees for the terms set forth in the Proxy Statement (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò

2.	Approval of the Amended and Restated Circuit City Stores, Inc. 2003 Stock Incentive Plan.		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the InterTAN Canada, Ltd. Stock Purchase Program.		☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006.		☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

Any proxy or proxies previously given for the meeting are revoked.

IF YOU DO NOT PLAN TO VOTE YOUR SHARES BY PHONE OR INTERNET, PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box ☐ Indicate changes below:	Date _____________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.